                                                                   EXHIBIT 10.11

                                                                  CONFORMED COPY


================================================================================


                               CREDIT AGREEMENT


                                 dated as of


                                June 30, 1999


                                    among


                             DJ ORTHOPEDICS, LLC
                                 as Borrower


                               DONJOY, L.L.C.,
                                  as Parent


                          The Lenders Party Hereto,


                          FIRST UNION NATIONAL BANK,
                 as Administrative Agent and Collateral Agent

                                     and


                          THE CHASE MANHATTAN BANK,
           as Syndication Agent, Issuing Bank and Swingline Lender

                            ----------------------

                            CHASE SECURITIES INC.,
                         as Arranger and Book Manager


================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                              ARTICLE I Definitions
                                        -----------


SECTION 1.01.  Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . .  2
SECTION 1.02.  Classification of Loans and Borrowings . . . . . . . . . . . . 28
SECTION 1.03.  Terms Generally  . . . . . . . . . . . . . . . . . . . . . . . 28
SECTION 1.04.  Accounting Terms; GAAP . . . . . . . . . . . . . . . . . . . . 28


                             ARTICLE II The Credits
                                        -----------


SECTION 2.01.  Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 2.02.  Loans and Borrowings . . . . . . . . . . . . . . . . . . . . . 29
SECTION 2.03.  Requests for Borrowings  . . . . . . . . . . . . . . . . . . . 29
SECTION 2.04.  Swingline Loans  . . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 2.05.  Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . 31
SECTION 2.06.  Funding of Borrowings  . . . . . . . . . . . . . . . . . . . . 35
SECTION 2.07.  Interest Elections . . . . . . . . . . . . . . . . . . . . . . 36
SECTION 2.08.  Termination and Reduction of Commitments . . . . . . . . . . . 37
SECTION 2.09.  Repayment of Loans, Evidence of Debt . . . . . . . . . . . . . 38
SECTION 2.10.  Amortization of Term Loans . . . . . . . . . . . . . . . . . . 39
SECTION 2.11.  Prepayment of Loans  . . . . . . . . . . . . . . . . . . . . . 40
SECTION 2.12.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
SECTION 2.13.  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 2.14.  Alternate Rate of Interest . . . . . . . . . . . . . . . . . . 43
SECTION 2.15.  Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . 43
SECTION 2.16.  Break Funding Payments . . . . . . . . . . . . . . . . . . . . 44
SECTION 2.17.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs  . 46
SECTION 2.19.  Mitigation Obligations; Replacement of Lenders . . . . . . . . 48


                   ARTICLE III Representations and Warranties
                               ------------------------------

SECTION 3.01.  Organization; Powers . . . . . . . . . . . . . . . . . . . . . 49

SECTION 3.02.  Authorization; Enforceability  . . . . . . . . . . . . . . . . 49
SECTION 3.03.  Governmental Approvals; No Conflicts . . . . . . . . . . . . . 49
SECTION 3.04.  Financial Condition; No Material Adverse Change  . . . . . . . 50
SECTION 3.05.  Properties . . . . . . . . . . . . . . . . . . . . . . . . . . 50
SECTION 3.06.  Litigation and Environmental Matters . . . . . . . . . . . . . 51
SECTION 3.07.  Compliance with Laws and Agreements  . . . . . . . . . . . . . 51
SECTION 3.08.  Investment and Holding Company Status  . . . . . . . . . . . . 51
SECTION 3.09.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
SECTION 3.10.  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
SECTION 3.11.  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . 52
SECTION 3.12.  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . 52
SECTION 3.13.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . 52
SECTION 3.14.  Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . 53
SECTION 3.15.  Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
SECTION 3.16.  Security Documents . . . . . . . . . . . . . . . . . . . . . . 53
SECTION 3.17.  Federal Reserve Regulations  . . . . . . . . . . . . . . . . . 54
SECTION 3.18.  Year 2000 Compliance . . . . . . . . . . . . . . . . . . . . . 54


                              ARTICLE IV Conditions
                                         ----------


SECTION 4.01.  Effective Date . . . . . . . . . . . . . . . . . . . . . . . . 54
SECTION 4.02.  Each Credit Event  . . . . . . . . . . . . . . . . . . . . . . 58


                         ARTICLE V Affirmative Covenants
                                   ---------------------


SECTION 5.01.  Financial Statements and Other Information . . . . . . . . . . 58
SECTION 5.02.  Notices of Material Events . . . . . . . . . . . . . . . . . . 60
SECTION 5.03.  Information Regarding Collateral . . . . . . . . . . . . . . . 60
SECTION 5.04.  Existence; Conduct of Business . . . . . . . . . . . . . . . . 61
SECTION 5.05.  Payment of Obligations . . . . . . . . . . . . . . . . . . . . 61
SECTION 5.06.  Maintenance of Properties  . . . . . . . . . . . . . . . . . . 61
SECTION 5.07.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . 61
SECTION 5.08.  Casualty and Condemnation  . . . . . . . . . . . . . . . . . . 62
SECTION 5.09.  Books and Records; Inspection and Audit Rights . . . . . . . . 62
SECTION 5.10.  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . 62
SECTION 5.11.  Use of Proceeds and Letters of Credit  . . . . . . . . . . . . 62
SECTION 5.12.  Additional Subsidiaries  . . . . . . . . . . . . . . . . . . . 63
SECTION 5.13.  Further Assurances . . . . . . . . . . . . . . . . . . . . . . 63


                          ARTICLE VI Negative Covenants
                                     ------------------

SECTION 6.01.  Indebtedness; Certain Equity Securities  . . . . . . . . . . . 64
SECTION 6.02.  Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
SECTION 6.03.  Fundamental Changes  . . . . . . . . . . . . . . . . . . . . . 68
SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions  . . 68
SECTION 6.05.  Asset Sales  . . . . . . . . . . . . . . . . . . . . . . . . . 70
SECTION 6.06.  Sale and Lease-Back Transactions . . . . . . . . . . . . . . . 71
SECTION 6.07.  Hedging Agreements . . . . . . . . . . . . . . . . . . . . . . 71
SECTION 6.08.  Restricted Payments; Certain Payments of Indebtedness  . . . . 71
SECTION 6.09.  Transactions with Affiliates . . . . . . . . . . . . . . . . . 73
SECTION 6.10.  Restrictive Agreements . . . . . . . . . . . . . . . . . . . . 74
SECTION 6.11.  Amendment of Material Documents  . . . . . . . . . . . . . . . 75
SECTION 6.12.  Capital Expenditures . . . . . . . . . . . . . . . . . . . . . 75
SECTION 6.13.  Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . 77
SECTION 6.14.  Consolidated Interest Coverage Ratio . . . . . . . . . . . . . 77
SECTION 6.15.  Changes in Fiscal Periods  . . . . . . . . . . . . . . . . . . 77


                          ARTICLE VII Events of Default
                                      -----------------


                      ARTICLE VIII The Administrative Agent
                                   ------------------------


                            ARTICLE IX Miscellaneous
                                       -------------


SECTION 9.01.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
SECTION 9.02.  Waivers; Amendments  . . . . . . . . . . . . . . . . . . . . . 82
SECTION 9.03.  Expenses; Indemnity; Damage Waiver . . . . . . . . . . . . . . 83
SECTION 9.04.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . 85
SECTION 9.05.  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
SECTION 9.06.  Counterparts; Integration; Effectiveness . . . . . . . . . . . 88
SECTION 9.07.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . 88
SECTION 9.08.  Right of Setoff  . . . . . . . . . . . . . . . . . . . . . . . 88
SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process . . 88
SECTION 9.10.  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . 89
SECTION 9.11.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
SECTION 9.12.  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . 89
SECTION 9.13.  Interest Rate Limitation . . . . . . . . . . . . . . . . . . . 90

SCHEDULES:

Schedule 1.01(a)    --   Mortgaged Properties
Schedule 2.01       --   Commitments
Schedule 3.05       --   Properties
Schedule 3.06       --   Disclosed Matters
Schedule 3.07       --   Compliance with Laws and Agreements
Schedule 3.12       --   Subsidiaries
Schedule 3.13       --   Insurance
Schedule 6.01       --   Existing Indebtedness
Schedule 6.02       --   Existing Liens
Schedule 6.09       --   Transactions with Affiliates
Schedule 6.10       --   Existing Restrictions
EXHIBITS:

Exhibit A   -- Form of Assignment and Acceptance
Exhibit B   -- Form of Opinion of Borrower's Counsel
Exhibit C   -- Form of Opinion of Local Counsel
Exhibit D   -- Form of Parent Guarantee Agreement
Exhibit E   -- Form of Subsidiary Guarantee Agreement
Exhibit F   -- Form of Indemnity, Subrogation and Contribution Agreement
Exhibit G   -- Form of Pledge Agreement
Exhibit H   -- Form of Security Agreement

                         CREDIT AGREEMENT dated as of June 30, 1999, among DJ
                    ORTHOPEDICS, LLC (the "Borrower"), a Delaware limited liability company, DONJOY, L.L.C. ("Holdings"), a Delaware limited liability company, the Lenders party hereto, FIRST UNION NATIONAL BANK ("First Union"), as Administrative Agent (such term and each other capitalized term used but not defined herein having the meaning provided in Article
                    I) and Collateral Agent, and THE CHASE MANHATTAN BANK, as Syndication Agent, Issuing Bank and Swingline Lender.

          Pursuant to a Recapitalization Agreement (the "Recapitalization Agreement") dated as of April 29, 1999, among Chase DJ Partners, LLC ("Investor"), a Delaware limited liability company of which a majority indirect equity interest is owned by Chase Capital Partners ("Sponsor"), Holdings and Smith & Nephew, Inc., a Delaware corporation (the "Existing Shareholder"), (a) Investor will contribute, directly or indirectly, an aggregate amount of $64,550,000 in cash (the "Equity Contribution") to Holdings in exchange for the issuance to Investor of membership interests representing 645,500 common units in Holdings ("Common Units"), (b) certain members of the management of Holdings will contribute an aggregate amount of $1,850,000 in cash (the "Management Equity Contribution") to Holdings (of which $1,400,000 will be financed by loans from Holdings) in exchange for the issuance to such members of management of an aggregate of 18,500 Common Units, (c) the Existing Shareholder will continue to hold 54,000 Common Units (the "Roll-Over Equity"), (d) Affiliates of Sponsor and First Union will purchase in a private placement not less than $31,415,000 in aggregate principal amount of senior redeemable participating preferred units of Holdings (the "Preferred Units"), (e) the Borrower will obtain Loans hereunder, (f) the Borrower will issue not less than $100,000,000 in aggregate principal amount of its senior subordinated notes (the "Senior Subordinated Notes") in a public offering or in a Rule 144A or other private placement, (g) Holdings, the Existing Shareholder and its Affiliates will sell or otherwise transfer to the Borrower (the "Asset Transfer") substantially all the assets and liabilities of the bracing and support system business of the Existing Shareholder and its Affiliates (the "Business") for an aggregate cash amount equal to the sum of (i) the initial aggregate amount of the Lenders' Term Commitments of $15,500,000 and (ii) the net cash proceeds from the issuance of the Senior Subordinated Notes (with any excess in the fair market value of the Business over such purchase price being treated as a capital contribution by Holdings to the Borrower), (h) Holdings will pay to the Existing Shareholder $200,000,000 (the "Cash Payment") in connection with the redemption of the Common Units owned by the Existing Shareholder and (i) fees and expenses incurred in connection with the Transactions (as defined below) in an aggregate amount not to exceed $9,915,000 will be paid (the "Transactions Costs"). The transactions described in clauses (a) through (h) in this paragraph, including the recapitalization of Holdings on the terms set forth in the Recapitalization Agreement (the "Recapitalization") and the Asset Transfer, are collectively referred to herein as the "Transactions".

          The Borrower has requested (a) the Lenders to extend credit in the form of Term Loans to the Borrower on the Effective Date in an aggregate principal amount of $15,500,000, (b) the Lenders to extend credit in the form of Revolving Loans to the Borrower at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of the difference between $25,000,000 and the Revolving Exposure at such time, (c) the Issuing Bank to issue Letters of Credit at any time and from time to time prior to the Revolving Maturity Date, in an aggregate stated amount at any time outstanding not in excess of the lesser of (i) $5,000,000 and (ii) the difference between $25,000,000 and the Revolving Exposure at such time and (d) the Swingline Lender to make Swingline Loans to the Borrower at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of the lesser of (i) $2,500,000 and (ii) the difference between $25,000,000 and the Revolving Exposure at such time.

          The proceeds of the Term Facility will be used, together with the net proceeds of the issuance of the Senior Subordinated Notes, solely (a) to purchase the Business in the Asset Transfer and (b) to pay a portion of the Transaction Costs, and the proceeds paid to Holdings in connection with the Asset Transfer will be used, together with the proceeds from the Equity Contribution, the Management Equity Contribution and the issuance of the Preferred Units, solely (i) to make the Cash Payment and (ii) to pay the remaining portion of the Transaction Costs. The proceeds of loans under the Revolving Facility will be used by the Borrower for general corporate purposes, including financing in connection with Permitted Acquisitions. Letters of Credit and Swingline Loans will be used by the Borrower for general corporate purposes.

          The Lenders and the Swingline Lender are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrower, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Act" means the Limited Liability Company Act of the State of Delaware, 6 Del. C. Section 18-01 et seq., as in effect and amended from time to time, or any successor statute.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means First Union National Bank in its capacity as Administrative Agent with respect to this Agreement and any successor appointed pursuant hereto.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agents" means the collective reference to the Administrative Agent, the Collateral Agent and the Syndication Agent.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively, without notice to the Borrower.

          "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day with respect to any ABR Revolving Loan, Eurodollar Revolving Loan, ABR Term Loan, Eurodollar Term Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Revolving Spread", "Eurodollar Revolving Spread", "ABR Term Spread", "Eurodollar Term Spread" or "Commitment

Fee Rate", as applicable, based upon the Leverage Ratio as of the relevant determination date, provided that until the delivery to the Administrative Agent pursuant to Section 5.01(a) of Holdings's consolidated financial statements for the fiscal year ending December 31, 1999, the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 1:



====================================================================================================
         Leverage           ABR Revolving   Eurodollar Revolving ABR Term  Eurodollar   Commitment
         --------         ---------------  --------------------- --------  ----------   ----------
          Ratio:               Spread              Spread         Spread   Term Spread   Fee Rate
          ------               ------              ------         ------   -----------   --------

----------------------------------------------------------------------------------------------------
        Category 1
        ----------

 Greater than or equal to
 5.00 to 1.00                   1.75%              2.75%           2.25%      3.25%       0.50%

----------------------------------------------------------------------------------------------------

        Category 2
        ----------

 Greater than or equal to
 4.50 to 1.00 and less
 than 5.00 to 1.00              1.50%              2.50%           2.00%      3.00%       0.50%

----------------------------------------------------------------------------------------------------

        Category 3
        ----------

 Greater than or equal to
 4.00 to 1.00 and less
 than 4.50 to 1.00              1.25%              2.25%           1.75%      2.75%       0.50%

----------------------------------------------------------------------------------------------------

        Category 4
        ----------

 Greater than or equal to
 3.50 to 1.00 and less
 than 4.00 to 1.00              1.00%              2.00%           1.50%      2.50%       0.425%


        Category 5
        ----------

 Less than 3.50 to 1.00         0.75%              1.75%           1.25%      2.25%       0.425%
----------------------------------------------------------------------------------------------------

               For purposes of the foregoing, (a) the Leverage Ratio shall be determined as of the end of each fiscal quarter of Holdings's fiscal year based upon Holdings's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (b) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Leverage Ratio shall be deemed to be in Category 1 (i) at any time that an Event of Default has occurred and is continuing or (ii) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

               "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States of America, provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be reasonably determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

               "Asset Transfer" has the meaning assigned to such term in the preamble of this Agreement.

               "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

               "Base Capex Amount" has the meaning set forth in Section
6.12(a).

               "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

               "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

               "Board of Managers" means the Board of Managers of Holdings contemplated by, and as appointed in accordance, with the Members' Agreement and any other governing board or body of Holdings exercising rights or powers that under the Act may ordinarily be exercised by a limited liability company's "managers" or "members" (within the meaning of the Act).

               "Borrower" has the meaning assigned to such term in the introductory paragraph of this Agreement.

               "Borrower Operating Agreement" means collectively, the Operating Agreement of the Borrower dated as of June 30, 1999, and the By-laws of the Borrower, which are collectively the sole "limited liability company agreements" of the Borrower within the meaning of the Act.

               "Borrowing" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

               "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

               "Business" has the meaning assigned to such term in the preamble of this Agreement.

               "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Charlotte, North Carolina, are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

               "Capital Expenditures" means, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period, provided that the term "Capital Expenditures" shall not include, for purposes of Section 6.12, expenditures set forth in clauses (i) through
(iii) below, and for purposes of the definition of the term "Excess Cash Flow", expenditures set forth in clauses (i) and (ii) below and non-cash expenditures set forth in clause (iii) below: (i) expenditures made in connection with the repair, replacement or restoration of assets (A) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being repaired, replaced or restored or (B) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) expenditures in connection with the reinvestment of Net Proceeds of any asset sale within 300 days after receipt thereof as contemplated by the definition of the term "Net Proceeds" and (iii) expenditures that constitute a Permitted Acquisition.

               "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

               "Cash Payment" has the meaning ascribed to such term in the preamble of this Agreement.

               "CB Capital" means CB Capital Investors, L.P., a Delaware limited partnership and an Affiliate of Sponsor.

               "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

               "Change of Control" means an event or series of events by which

     (a) prior to any initial public offering of Equity Interests in Holdings:

               (i) Investor or an entity controlled by Sponsor or Investor ceases to be the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Securities Exchange Act), directly or indirectly, of at least 40% (or 33% if the reduction below 40% is attributable solely to dilution as a result of the issuance of stock in connection with a Permitted Acquisition) of the Equity Interests of Holdings ordinarily having the right to vote on any matters relating to the management of Holdings, including the election of its "managers" within the meaning of the Act;

               (ii) Holdings ceases to be the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Securities Exchange Act), directly or indirectly, of 100% of the combined voting power of the Equity Interests of the Borrower ordinarily having the right to vote on any matters relating to the management of Holdings, including the election of its "managers" within the meaning of the Act;

               (iii) Investor or an entity controlled by Sponsor or Investor, together with members of management of Holdings and its subsidiaries, cease to be the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Securities Exchange Act), directly or indirectly, of at least 51% on a fully diluted basis of the Equity Interests of Holdings ordinarily having the right to vote on any matters relating to the management of Holdings, including the election of its "managers" within the meaning of the Act;

               (iv) (A) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act but excluding Investor) becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Securities Exchange Act, except that for purposes of this clause (iv), such Person or group shall be deemed to have "beneficial ownership" of all Equity Interests that it has the right to acquire whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of an equal percentage or greater percentage of the Equity Interests of Holdings than that percentage beneficially owned by Sponsor or an entity Controlled by Sponsor or (B) any "person" or

     "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act but in each case excluding Sponsor and its Affiliates) acquires the right, directly or indirectly, (I) to elect, appoint or nominate members of the Board of Managers with aggregate voting power greater than that held by the members of the Board of Managers nominated by CB Capital and the managing member of Investor, (II) to elect, appoint or nominate any managing member or "manager" within the meaning of the Act of, or otherwise to Control, Investor (provided that Chase Fairfield may serve as the initial managing member of Investor in accordance with the terms of its limited liability company agreement) or
     (III) to elect, appoint or nominate any general or managing partner of, or otherwise to Control, CB Capital;

               (v) Continuing Managers shall not constitute the members of the Board of Managers with a majority of the voting power of the Board of Managers; or

               (vi) there shall occur a Change of Control (as defined in the Senior Subordinated Notes Indenture) or a Change of Control (as defined in the Holdings Operating Agreement); and

     (b) after any initial public offering of Equity Interests in Holdings:

               (i) Investor or an entity controlled by Sponsor or Investor ceases to be the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Securities Exchange Act), directly or indirectly, of at least 30% (or 25% if the reduction below 30% is attributable solely to dilution as a result of the issuance of stock in connection with a Permitted Acquisition) of (A) the Equity Interests of Holdings ordinarily having the right to vote on any matters relating to the management of Holdings, including the election of its "managers" within the meaning of the Act, or
     (B) if Holdings is then a corporation, the capital stock or other Equity Interests of Holdings ordinarily having the right to vote at an election of directors;

               (ii) Holdings ceases to be the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Securities Exchange Act), directly or indirectly, of 100% of the combined voting power of the Equity Interests of the Borrower ordinarily having the right to vote on any matters relating to the management of Holdings, including the election of its "managers" within the meaning of the Act;

               (iii) Investor or an entity controlled by Sponsor or Investor, together with members of management of Holdings and its Subsidiaries, cease to be the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Securities Exchange Act), directly or indirectly, of at least 35% on a fully diluted basis of (A) the Equity Interests of Holdings ordinarily having the right to vote on any matters relating to the management of Holdings, including the election of its "managers" within the meaning of the Act or (B) if Holdings is then a corporation, the capital stock or other Equity Interests of Holdings ordinarily having the right to vote at an election of directors;

               (iv) (A) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act but excluding Investor) becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Securities Exchange Act, except that for purposes of this clause (iv), such Person or group shall be deemed to have "beneficial ownership" of all Equity Interests that it has the right to acquire whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of an equal or greater percentage of (I) the Equity Interests of Holdings, or (II) if Holdings is then a corporation, the capital stock or other Equity Interests of Holdings ordinarily having the right to vote at an election of directors than that percentage beneficially owned by Sponsor or an entity Controlled by Sponsor or (B) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act but in each case excluding Sponsor and its Affiliates) acquires the right, directly or indirectly, (I) to elect, appoint or nominate members of the Board of Managers with aggregate voting power greater than that held by the members of the Board of Managers nominated by CB Capital and the managing member of Investor, (II) to elect, appoint or nominate any managing member or "manager" within the meaning of the Act of, or otherwise to Control, Investor (provided that Chase Fairfield may serve as the initial managing member of Investor in accordance with the terms of its limited liability company agreement) or (III) to elect, appoint or nominate any general or managing partner of, or otherwise to Control, CB Capital;

               (v) (A) Continuing Managers shall not constitute the members of the Board of Managers with a majority of the voting power of the Board of Managers or (B) if Holdings is then a corporation, Continuing Directors shall not constitute the members of the Board of Directors of Holdings with a majority of the voting power of the Board of Directors of Holdings; or

               (vi) there shall occur a Change of Control (as defined in the Senior Subordinated Notes Indenture) or a Change of Control (as defined in the Holdings Operating Agreement).

               "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of

Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

               "Charges" has the meaning assigned to such term in Section 9.13.

               "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Commitment.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time.

               "Collateral" means any and all "Collateral" as defined in any applicable Security Document.

               "Collateral Agent" means the "Collateral Agent" as defined in the Security Agreement.

               "Commitment" means a Revolving Commitment or Term Commitment, or any combination thereof (as the context requires).

               "Common Units" has the meaning assigned to such term in the preamble of this Agreement.

               "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for such period, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period,
(b) the aggregate amount of letter of credit fees paid during such period, (c) the aggregate amount of income Tax expense for such period, (d) all amounts attributable to depreciation, amortization and other non-cash charges or losses for such period, (e) non-cash expenses resulting from the grant of stock options to any director, officer or employee or Holdings, the Borrower or any Subsidiary pursuant to a written plan or agreement, (f) all amounts attributable to compensation expense related to transaction bonuses incurred in connection with the Transactions, (g) all extraordinary charges during such period and (h) all non-recurring transaction and financing expenses resulting from the Transactions and Permitted Acquisitions, and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, all extraordinary gains during such period, all as determined on a consolidated basis with respect to Holdings, the Borrower and the Subsidiaries in accordance with GAAP. If the Borrower or any consolidated

Subsidiary has made any Permitted Acquisition or any sale, transfer, lease or other disposition of assets outside of the ordinary course of business permitted by Section 6.05 during the relevant period for determining Consolidated EBITDA, Consolidated EBITDA for the relevant period shall be calculated after giving pro forma effect thereto, as if such Permitted Acquisition or sale, transfer, lease or other disposition of assets (and any related incurrence, repayment or assumption of Indebtedness, with any new Indebtedness being deemed to be amortized over the relevant period in accordance with its terms, and assuming that any Revolving Loans borrowed in connection with such acquisition are repaid with excess cash balances when available) had occurred on the first day of the relevant period for determining Consolidated EBITDA. Any such pro forma calculations may include operating expense reductions for such period resulting from any Permitted Acquisition that is being given pro forma effect to the extent that such operating expense reductions (a) would be permitted pursuant to Article XI of Regulation S-X under the Securities Act of 1933, as amended or (b) have been approved by the Required Lenders.

               "Consolidated Interest Coverage Ratio" means, with respect to any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

               "Consolidated Interest Expense" means, for any period, (a) the interest expense, both expensed and capitalized (including the interest component in respect of Capital Lease Obligations), accrued by Holdings, the Borrower and the Subsidiaries during such period and payable in cash (b) net of interest income, in each case determined on a consolidated basis in accordance with GAAP.

               "Consolidated Net Income" means, for any period, net income or loss of Holdings, the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded from such net income or loss the income of any Person in which any other Person (other than the Borrower or any of the Subsidiaries or any director holding qualifying shares in compliance with applicable law) has a majority interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings, the Borrower or any of the Subsidiaries by such Person during such period.

               "Continuing Director" means, at any date, an individual (a) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months (or was a member of the board of managers of a predecessor limited liability company during any portion of such period before such entity was converted in some manner into a corporation), (b) who has been nominated to be a member of such Board of Directors, directly or indirectly, by Sponsor or Persons nominated by Sponsor, (c) who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office or (d) in the case of Holdings, who has been nominated to be a member of the Board of Directors of Holdings pursuant to the terms of the Members' Agreement or any similar successor agreement.

               "Continuing Manager" means, at any date, an individual (a) who, as at such date, has been a member of the Board of Managers for at least the 12 preceding months, (b) who has been nominated to be a member of the Board of Managers, directly or indirectly, by Sponsor or Persons nominated by Sponsor,
(c) who has been nominated to be a member of the Board of Managers by a majority of the other Continuing Managers then in office or (d) who has been nominated to be a member of the Board of Managers pursuant to the terms of the Members' Agreement.

               "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

               "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

               "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

               "dollars" or "$" refers to lawful money of the United States of America.

               "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

               "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to health and safety matters.

               "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, natural resource damage, costs of environmental investigation or remediation, administrative oversight costs, fines, penalties or indemnities), of Holdings, the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any

Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

               "Equity Contribution" has the meaning assigned to such term in the preamble of this Agreement.

               "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

               "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

               "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

               "Event of Default" has the meaning assigned to such term in
Article VII.

               "Excess Cash Flow" means, for any period, the sum (without duplication) of:

               (a) the Consolidated Net Income for such period, adjusted to exclude any gains or losses attributable to Prepayment Events or dispositions that would constitute Prepayment Events but for clauses
     (a)(i) through (a)(iii) and clause (b) of the definition of the term "Prepayment Event"; plus

               (b) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income for such period; plus

               (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such period plus (ii) the amount, if any, by which the consolidated deferred revenues of Holdings and its consolidated subsidiaries (not recorded as a current liability) increased during such period plus (iii) the aggregate principal amount of Capital Lease Obligations and other Indebtedness incurred during such period to finance Capital Expenditures and Permitted Acquisitions, to the extent that mandatory principal payments in respect of such Indebtedness would not be excluded from clause (f) below when made; minus

               (d) the sum of (i) any non-cash income or gains included in determining such consolidated net income (or loss) for such period plus
     (ii) the amount, if any, by which Net Working Capital increased during such period plus (iii) the amount, if any, by which the consolidated deferred revenues of Holdings and its consolidated subsidiaries (not recorded as a current liability) decreased during such period; minus

               (e) Capital Expenditures for such period (other than Capital Expenditures made pursuant to Section 6.12(c) or (d)); minus

               (f) the aggregate principal amount of Indebtedness repaid or prepaid by Holdings and its consolidated subsidiaries during such period, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit, (ii) Term Loans prepaid pursuant to Section 2.11(a), (b) or (c),
     (iii) repayments or prepayments of Indebtedness financed by incurring other Indebtedness, to the extent that mandatory principal payments in respect of such other Indebtedness would, pursuant to this clause (f), be deducted in determining Excess Cash Flow when made and (iv) Indebtedness referred to in clauses (iv) and (v) of Section 6.01(a) and Indebtedness (other than term Indebtedness) referred to in clause (viii) of Section 6.01(a).

               "Excluded Taxes" means, with respect to the Administrative Agent, the Swingline Lender, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Foreign Lender, in which its applicable lending office is located (provided, however, that no Foreign Lender shall be deemed to be located in any jurisdiction solely as a result of taking any action related to this loan), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding Tax (i) that is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) would have been entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding Tax pursuant to
Section 2.17(a) or (ii) that is attributable to such Foreign Lender's failure to comply with Section 2.17(e).

               "Existing Shareholder" has the meaning assigned to such term in the preamble of this Agreement.

               "Fairfield Chase" means Fairfield Chase Medical Partners, LLC, a Delaware limited liability company.

               "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

               "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

               "First Union" has the meaning assigned to such term in the preamble of this Agreement.

               "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

               "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

               "GAAP" means generally accepted accounting principles in the United States of America.

               "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

               "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

               "Guarantee Agreements" means, collectively, the Parent Guarantee Agreement and the Subsidiary Guarantee Agreement.

               "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

               "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

               "Holdings" has the meaning assigned to such term in the introductory paragraph of this Agreement.

               "Holdings Operating Agreement" means collectively, the Operating Agreement of Holdings and the By-laws of Holdings, each dated as of June 30, 1999, which collectively are the sole "limited liability company agreements" of Holdings within the meaning of the Act.

               "Income Tax Liabilities" means an amount determined by multiplying (a) (i) all taxable income and gains of Holdings (in the case of Holdings) and the Borrower (in the case of the Borrower) for such calendar year (the "Taxable Amount") minus (ii) an amount (not to exceed the Taxable Amount for such calendar year) equal to all losses of Holdings (in the case of Holdings) or the Borrower (in the case of the Borrower) in any of the three prior calendar years that have not been previously subtracted pursuant to this clause (ii) from the Taxable Amount of Holdings or the Borrower, respectively, for any prior year by (b) 44%.

               "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business) (it being understood that "deferred purchase price" in connection with any purchase of property or assets shall include only that portion of the purchase price which shall be deferred beyond the date on which the purchase is actually consummated), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

               "Indemnified Taxes" means Taxes other than Excluded Taxes.

               "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit F, among Holdings, the Borrower, the Subsidiary Loan Parties and the Administrative Agent.

               "Information Memorandum" means the Confidential Information Memorandum dated May 1999 relating to the Borrower and the Transactions.

               "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with
Section 2.07.

               "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each June, September, December and March, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

               "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

               "Investor" has the meaning assigned to such term in the preamble of this Agreement.

               "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

               "Joint Venture" means, as to a Person, any corporation, partnership or other legal entity or arrangement in which such Person has any direct or indirect Equity Interest and that is not a subsidiary of such Person.

               "LC Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the date that is five Business Days prior to the Revolving Maturity Date and (b) the date of termination of the Revolving Commitments.

               "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

               "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

               "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

               "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

               "Leverage Ratio" means, on any date, the ratio of (a) Total Debt as of such date to (b) Consolidated EBITDA for the four-fiscal-quarter period of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date), all determined on a consolidated basis in accordance with GAAP.

               "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (and if the Administrative Agent shall not have a London office, then the principal London office of the Syndication Agent).

               "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

               "Loan Documents" means this Agreement, the Letters of Credit, the Guarantee Agreements, the Indemnity, Subrogation and Contribution Agreement and the Security Documents.

               "Loan Parties" means Holdings, the Borrower and the Subsidiary Loan Parties.

               "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

               "Location" means any facility of the Business, now or hereinafter owned, leased or operated by the Borrower or any of its Subsidiaries, in each case including the land on which such facility is located and all buildings and other improvements thereon, including leasehold improvements and all assets related thereto, the construction, acquisition or installation of which would constitute Capital Expenditures.

               "Management Agreement" means a financial advisory agreement or other similar agreement between the Borrower or Holdings and the Investor or Fairfield Chase

(or any Affiliate of either of them) providing for customary expense reimbursement and such other terms as are reasonably acceptable to the Agents.

               "Management Equity Contribution" has the meaning assigned to such term in the preamble of this Agreement.

               "Margin Stock" has the meaning assigned to such term in Regulation U.

               "Material Adverse Effect" means a material adverse effect on (a) the business, operations, properties, assets, liabilities or financial condition of Holdings, the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform any material obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

               "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower and the Subsidiaries in an aggregate principal amount exceeding $2,500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Holdings, the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

               "Maximum Rate" has the meaning assigned to such term in Section 9.13.

               "Members' Agreement" means the Members' Agreement dated as of June 30, 1999, among Holdings, the Investor and the other members of Holdings named therein.

               "Merger Subsidiary" has the meaning assigned to such term in
Section 6.03(b).

                "Moody's" means Moody's Investors Service, Inc.

               "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent.

               "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned or leased by a Loan Party and identified on Schedule

1.01(a), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

               "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

               "Net Proceeds" means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash (other than amounts representing interest) received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by Holdings, the Borrower and the Subsidiaries to third parties in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and lease-back transaction or a casualty or other insured damage or condemnation or similar proceeding), the amount of all payments required to be made by Holdings, the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event (including in order to obtain consent required therefor), (iii) the amount of all Taxes paid (or reasonably estimated to be payable) by Holdings, the Borrower and the Subsidiaries, and the amount of any reserves established by Holdings, the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower) and (iv) all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such event (provided that such distribution or payment is proportionate to such minority interest holders' share of net income (or dividends and distribution made in respect of the Equity Interests) of such Subsidiary or Joint Venture as provided in the certificate of incorporation or other governing documents of such Subsidiary or Joint Venture); provided, however, that with respect to any sale, transfer or other disposition of an asset (including, pursuant to a sale and lease-back transaction or, subject to Section 5.08, a casualty or other insured damage or condemnation or similar proceeding), if the Borrower shall deliver a certificate (a "Reinvestment Certificate") of a Financial Officer to the Administrative Agent at the time of such sale, transfer or other disposition setting forth the Borrower's intent to use the proceeds of such sale, transfer or other disposition to fund expenditures for (A) other assets to be used in a Permitted Business or (B) the acquisition in a Permitted Acquisition of voting Equity Interests of one or more Persons engaged in a Permitted Business that is or thereby becomes a Subsidiary, in each case prior to the date that is 300 days after receipt of such proceeds and no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net

Proceeds except to the extent not so used at the end of such 300-day period, at which time such proceeds shall be deemed to be Net Proceeds.

               "Net Working Capital" means, at any date, (a) the consolidated current assets and non-current deferred income tax assets of Holdings and its consolidated subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities and non-current deferred income tax liabilities of Holdings and its consolidated subsidiaries as of such date (excluding current liabilities in respect of checks issued but not yet paid and Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

               "Obligations" has the meaning assigned to such term in the Security Agreement.

               "Other Taxes" means any and all current or future recording, stamp, documentary, excise, transfer, sales or property or similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

               "Parent Guarantee Agreement" means the Parent Guarantee Agreement, substantially in the form of Exhibit D, made by Holdings in favor of the Collateral Agent for the benefit of the Secured Parties.

               "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

               "Perfection Certificate" means a certificate in the form of Annex 1 to the Security Agreement or any other form approved by the Collateral Agent.

               "Permitted Acquisition" means the acquisition, by merger or otherwise, by the Borrower or any Subsidiary of assets or Equity Interests so long as (a) immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance in all material respects with applicable laws, (c) in the case of any acquisition of Equity Interests in any Person, such acquisition is an acquisition of 100% of the Equity Interests of such Person, (d) in case of an acquisition of assets, such assets (other than assets to be retired or disposed of) are to be used, and in the case of an acquisition of Equity Interests, the Person so acquired is engaged, in the same line of business or a Related Business, (e) (i) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition (including any operating expense reductions that would be permitted pursuant to Article XI of Regulation S-X under the

Securities Act of 1933, as amended, or that have been approved by the Required Lenders and Indebtedness assumed or permitted to exist in connection with such acquisition), with the covenants set forth in Sections 6.13 and 6.14 (provided that (A) if the maximum Leverage Ratio then permitted under Section 6.13 is equal to or greater then 5.00 to 1.00, then for purposes of determining such compliance the maximum Leverage Ratio shall be equal to the remainder of (I) the then applicable maximum Leverage Ratio minus (II) 0.25 to 1.00 and (B) if the date of consummation of such acquisition is not the last day of a fiscal quarter, the Consolidated Interest Coverage Ratio shall be calculated, on the pro forma basis set forth above, with respect to the four fiscal quarters of the Borrower most recently ended prior to such date), and shall deliver to the Administrative Agent a certificate of a Financial Officer to such effect and
(ii) if any acquisition is consummated prior to December 31, 1999, (A) the Leverage Ratio as of the date of the consummation of such acquisition shall be equal, on a pro forma basis after giving effect to such acquisition (including any operating expense reductions that would be permitted pursuant to Article XI of Regulation S-X under the Securities Act of 1933, as amended, or that have been approved by the Required Lenders and Indebtedness assumed or permitted to exist in connection with such acquisition), to 5.75 to 1.00 and (B) the Consolidated Interest Coverage Ratio for the period of the four fiscal quarters of the Borrower ended on the date of consummation of such acquisition (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date) shall be equal, on a pro forma basis after giving effect to such acquisition (including any cost savings to the extent approved by the Required Lenders and Indebtedness assumed or permitted to exist in connection with such acquisition), to 1.50 to 1.00 and the Borrower shall deliver a certificate of a Financial Officer to the effect of each of the foregoing clauses (A) and (B),
(f) on a pro forma basis after giving effect to such acquisition, the sum of
(i) the unused Revolving Commitments and (ii) the dollar cash and cash equivalents of the Borrower and the Subsidiaries not subject to any Lien or other restriction (other than Permitted Liens and Liens and restrictions arising under the Loan Documents) shall be equal to at least $5,000,000 and (g) simultaneously with any such acquisition, the Administrative Agent for the benefit of the Secured Parties shall be granted a first-priority security interest in all real and personal property (including capital stock and other securities or interests but excluding leasehold interests), subject to customary and reasonable exceptions and permitted encumbrances, acquired by the Borrower as part as such acquisition, and the Borrower shall, and shall cause any applicable Subsidiary to, execute any documents (including supplements to the Subsidiary Guarantee Agreement, the Security Agreement, the Pledge Agreement and the Indemnity, Subrogation and Contribution Agreement, if applicable), financing statements, agreements and instruments, and take all action (including filing financing statements and obtaining and providing consents, title insurance, surveys and legal opinions) that may be required under applicable law or as the Administrative Agent may request, in order to grant, preserve, protect and perfect such security interest; provided, however, that the aggregate amount paid (including any Indebtedness assumed in connection therewith) in connection with (i) any such Permitted Acquisition shall not exceed $30,000,000 (provided, that if the aggregate amount paid with respect to any Permitted Acquisition, including any Indebtedness assumed in connection therewith, is in excess of $25,000,000, at least $5,000,000 of the consideration paid shall consist of Equity Interests of Holdings), (ii) all such Permitted Acquisitions shall not exceed $50,000,000 during the term of this Agreement and (iii) all Permitted Acquisitions involving assets located outside the United States of America or the Equity Interests of entities organized outside the United States of America shall not exceed $10,000,000 in each case during the term of this Agreement.

               "Permitted Business" means the Business and any business providing for the design, manufacture or marketing of orthopedic products, devices, accessories or services, other medical products, devices, accessories or services or any businesses that are reasonably related, ancillary or complementary thereto.

               "Permitted Encumbrances" means:

               (a) Liens imposed by law for Taxes or other governmental charges that are not yet due or are being contested in compliance with Section 5.05;

               (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law,arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.05;

               (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

               (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

               (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

               (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

               (g) any interest of a landlord in or to property of the tenant imposed by law, arising in the ordinary course of business and securing lease obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.05, or any possessory rights of a lessee to the leased property under the provisions of any lease permitted by the terms of this Agreement; and

               (h) Liens of a collection bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction,

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

               "Permitted Investments" means:

               (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

               (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

               (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

               (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

               (e) shares of funds registered under the Investment Company Act of 1940, as amended, that have assets of at least $500,000,000 and invest substantially all their assets in obligations described in clauses (a) through (d) above to the extent that such shares are rated by Moody's or S&P in one of the two highest rating categories assigned by such agency for shares of such nature.

               "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

               "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

               "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit G, among Holdings, the Borrower, the Subsidiary Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

               "Preferred Units" has the meaning assigned to such term in the preamble of this Agreement.

               "Prepayment Event" means:

               (a) any sale, transfer or other disposition (including pursuant to a sale and lease-back transaction) of any property or asset of Holdings, the Borrower or any Subsidiary, other than (i) dispositions described in clauses (a), (b) and (c) of Section 6.05, (ii) dispositions to which clause (b) of this definition applies and (iii) other dispositions resulting in aggregate Net Proceeds not exceeding $250,000 during any fiscal year of the Borrower;

               (b) subject to Section 5.08, any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Holdings, the Borrower or any Subsidiary, other than casualties, insured damage or takings resulting in aggregate Net Proceeds not exceeding $250,000 during any fiscal year of the Borrower;

               (c) (i) the issuance by Holdings, the Borrower or any Subsidiary of any Equity Interests, or (ii) without duplication of clause (i) of this paragraph (c), the receipt by Holdings, the Borrower or any Subsidiary of any capital contribution, other than in each case (A) any such issuance of Equity Interests by or to, or receipt of any such capital contribution from, Holdings, the Borrower or a Subsidiary for the sole purpose of financing a Permitted Acquisition (including any issuance to one or more sellers in a Permitted Acquisition) or Capital Expenditures, (B) the issuance of Equity Interests of Holdings to employees of the Borrower or any of the Subsidiaries in their capacity as such pursuant to employee benefit plans, employment agreements or other written employment-related arrangements or (C) the purchase of Equity Interests of a Subsidiary, or the contribution of capital to a Subsidiary, by the Borrower from funds obtained in a manner not otherwise constituting a Prepayment Event; and

               (d) the incurrence by Holdings, the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by clauses (a) and
     (b) of Section 6.01.

               "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in Charlotte, North Carolina; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

               "Pro Forma Capex Amount" has the meaning set forth in Section 6.12(a).

               "Recapitalization" has the meaning assigned to such term in the preamble of this agreement

               "Recapitalization Agreement" has the meaning assigned to such term in the preamble of this Agreement.

               "Register" has the meaning set forth in Section 9.04.

               "Regulation T" means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

               "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

               "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

               "Reinvestment Certificate" has the meaning set forth in the definition of the term "Net Proceeds".

               "Reinvestment Temporary Repayment" has the meaning set forth in
Section 2.11(f).

               "Related Parties" means, with respect to any specified Person, such Person's Affiliates (other than Sponsor and Persons Controlled by Sponsor in the case of The Chase Manhattan Bank) and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates (other than Sponsor and Persons Controlled by Sponsor in the case of The Chase Manhattan Bank).

               "Release" has the meaning set forth in Section 101(22) of CERCLA.

               "Required Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

               "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any class of Equity Interests of Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests of Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any Equity Interests of Holdings, the Borrower or any Subsidiary.

               "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

               "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $25,000,000.

               "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

               "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

               "Revolving Loan" means a Loan made pursuant to clause (b) of
Section 2.01.

               "Revolving Maturity Date" means June 30, 2004, or if such day is not a Business Day, the next preceding Business Day.

               "Roll-Over Equity" has the meaning assigned to such term in the preamble of this Agreement.

               "S&P" means Standard & Poor's Rating Service.

               "Secured Parties" has the meaning assigned to such term in the Security Agreement.

               "Security Agreement" means the Security Agreement, substantially in the form of Exhibit H, among Holdings, the Borrower, the Subsidiary Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

               "Security Documents" means the Security Agreement, the Pledge Agreement, the Mortgages and each other security agreement, mortgage or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

               "Senior Subordinated Notes" has the meaning assigned to such term in the preamble of this Agreement.

               "Senior Subordinated Notes Indenture" means the indenture to be entered into by Holdings, the Borrower and DJ Orthopedics Capital Corporation, a Delaware corporation and a wholly owned Subsidiary, in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by Holdings, the Borrower and such Subsidiary in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 6.11.

               "Sponsor" has the meaning assigned to such term in the preamble of this Agreement.

               "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

               "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

               "Subsidiary" means any subsidiary of the Borrower.

               "Subsidiary Guarantee Agreement" means the Subsidiary Guarantee Agreement, substantially in the form of Exhibit E, made by the Subsidiary Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties.

               "Subsidiary Loan Party" means any Subsidiary other than a Foreign Subsidiary that, if it were to Guarantee the Obligations, would result in adverse Tax consequences to Holdings or the Borrower.

               "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

               "Swingline Lender" means The Chase Manhattan Bank or any of its Affiliates, in its capacity as lender of Swingline Loans hereunder.

               "Swingline Loan" means a Loan made pursuant to Section 2.04.

               "Syndication Agent" means The Chase Manhattan Bank in its capacity as Syndication Agent with respect to this Agreement.

               "Tax Distribution" means as of the time of determination thereof, any distribution by the Borrower or Holdings, to (a) in the case of the Borrower, Holdings or (b) in the case of Holdings, its members pursuant to the provisions of Section 6.08(a)(i), which distribution shall be equal to (i) with respect to quarterly estimated Tax payments due in each calendar year, 25% of the Income Tax Liabilities for such calendar year as estimated in writing by the chief financial officer of the Borrower in good faith and (ii) with respect to Tax payments to be made with income Tax returns filed for a full calendar year or with respect to adjustments to such returns imposed by the Internal Revenue Service or other taxing authority, the Income Tax Liabilities for such calendar year minus the aggregate amount distributed for such year as provided in the preceding clause (i). In the event the amount determined under clause
(ii) of the immediately preceding sentence is a negative amount, the amount of any Tax Distributions in the succeeding calendar year (or if necessary, any next succeeding calendar years) shall be reduced by an aggregate amount equal to such amount.

               "Taxable Amount" has the meaning assigned to such term in the definition of the term "Income Tax Liabilities".

               "Taxes" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

               "Term Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Term Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Lenders' Term Commitments is $15,500,000.

               "Term Loans" means Loans made pursuant to clause (a) of Section 2.01.

               "Term Maturity Date" means June 30, 2005, or if such day is not a Business Day, the next preceding Business Day.

               "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day

(or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

               "Total Debt" means, as of any date of determination, without duplication, (a) the aggregate principal amount of Indebtedness of Holdings, the Borrower and the Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP (other than (i) Indebtedness of the type referred to in clause (h) of the definition of the term "Indebtedness", except to the extent of any unreimbursed drawings thereunder and Indebtedness of the type referred to in Section 6.01(a)(x), and (ii) the aggregate principal amount of Revolving Loans and Swingline Loans outstanding as of such date), plus (b) the average daily principal amount of Revolving Loans and Swingline Loans outstanding during the four-fiscal-quarter period immediately preceding such date.

               "Term Lender" means a Lender with a Term Commitment or an outstanding Term Loan.

               "Transaction Costs" has the meaning assigned to such term in the preamble of this Agreement.

               "Transactions" has the meaning assigned to such term in the preamble of this Agreement.

               "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
               "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

               SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a

"Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

               SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

               SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                  The Credits

               SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Term Commitment, and
(b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

               SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

               (b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Notwithstanding anything to the contrary contained herein, all Borrowings made on the Effective Date shall be ABR Borrowings. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

               (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $2,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $2,000,000, provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $50,000 and not less than $250,000. Borrowings of more than one Type and Class may be outstanding at the same time, provided that there shall not at any time be more than a total of eight Eurodollar Borrowings outstanding.

               (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue
(i) any Revolving Borrowing or Swingline Loan if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or (ii) any Term Borrowing if the Interest Period requested with respect thereto would end after the Term Maturity Date.

               SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing, provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

               (i) whether the requested Borrowing is to be a Revolving Borrowing or Term Borrowing;

               (ii) the aggregate amount of such Borrowing;

               (iii) the date of such Borrowing, which shall be a Business Day;

               (iv) subject to the second sentence of Section 2.02(b), whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

               (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

               (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
     Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

               SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $2,500,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

               (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent and the Swingline Lender of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

               (c) The Swingline Lender may by written notice given to the Administrative Agent require the Revolving Lenders to acquire participations on any Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall be given to the Administrative Agent not later than 11:00 a.m., New York City time, on the Business Day immediately preceeding the Business Day on which the Revolving Lenders are required to acquire such participations and shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section
2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

               SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or for the account of any Subsidiary (subject, in the case of any Subsidiary which is not a Subsidiary Loan Party, to the limitations set forth in Section 6.04), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the LC Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

               (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $5,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

               (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and
(ii) the date that is five Business Days prior to the Revolving Maturity Date.

               (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

               (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt, provided that the

Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section
2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

               (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Borrower's obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Bank or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank, provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

               (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

               (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans, provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

               (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

               (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments (if requested by the Borrower) shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

               SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request, provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

               (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

               SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

               (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

               (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph
(f) of this Section:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

               (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

               (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

               (f) A Borrowing of any Class may not be converted to or continued as a Eurodollar Borrowing if after giving effect thereto (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding Eurodollar Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date.

               SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Term Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

               (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class, provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $2,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

               (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, an initial public offering of Equity Interests in Holdings or the Borrower or a sale of all or substantially all the assets or Equity Interests of the Borrower or Holdings (whether by merger or otherwise), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

               SECTION 2.09. Repayment of Loans, Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made, provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

               (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

               (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

               (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

               (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a customary form reasonably satisfactory to the Administrative Agent and the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

               SECTION 2.10. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Term Borrowings on the last Business Day of each month set forth below (or, in the case of the last repayment, on the Term Maturity Date) in the aggregate principal amount set forth opposite such month:



Date                      Amount
----                      ------
September, 1999          $125,000

December, 1999           $125,000

March, 2000              $125,000

June, 2000               $125,000

September, 2000          $125,000

December, 2000           $125,000

March, 2001              $125,000

June, 2001               $125,000

September, 2001          $125,000

December, 2001           $125,000

Date                Amount
----                ------
March, 2002              $125,000

June, 2002               $125,000

September, 2002          $125,000

December, 2002           $125,000

March, 2003              $125,000

June, 2003               $125,000

September, 2003          $125,000

December, 2003           $125,000

March, 2004              $125,000

June, 2004               $125,000

September, 2004        $3,250,000

December, 2004         $3,250,000

March, 2005            $3,250,000

Term Maturity Date     $3,250,000
                       ----------

                      $15,500,000
                       ==========

               (b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

               (c) If the initial aggregate amount of the Lenders' Term Commitments exceeds the aggregate principal amount of Term Loans that are made on the Effective Date, then the scheduled repayments of Term Borrowings to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. Any prepayment of a Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section ratably.

               (d) Prior to any repayment of any Term Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment, provided that each repayment of Term Borrowings shall be applied to repay any outstanding ABR Borrowings before any Eurodollar Borrowings. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

               SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

               (b) Subject to the provisions of Section 5.08(b), in the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, promptly after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to 100% of such Net Proceeds.

               (c) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 1999, the Borrower shall prepay Term Borrowings in an aggregate amount equal to the amount by which (i) 50% of Excess Cash Flow for such fiscal year (provided that such percentage shall be increased from 50% to 75% in respect of any fiscal year if the Leverage Ratio as of the last day of such fiscal year is equal to or exceeds 4.00 to 1.00) exceeds (ii) the aggregate amount of all prepayments actually made pursuant to
Section 2.11(a) since the date a prepayment was made pursuant to this paragraph in respect of the immediately preceding fiscal year of the Borrower (or would have been required to be made pursuant to this paragraph if so required with respect to such immediately preceding fiscal year). Each prepayment pursuant to this paragraph shall be made on or before the date that is three days after the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 100 days after the end of such fiscal year).

               (d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section, provided that each prepayment shall be applied to prepay ABR Borrowings before any Eurodollar Borrowings.

               (e) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

               (f) In the event the Borrower specifies in the applicable Reinvestment Certificate that the Borrower will apply the Net Proceeds of any asset sale or other disposition to the temporary repayment of Revolving Loans pursuant to this Section 2.11(f), the Borrower shall apply such Net Proceeds to the repayment of Revolving Loans as provided in this Section, without giving effect to any minimum repayment amounts set forth herein. Any such repayment is referred to herein as a "Reinvestment Temporary Repayment". The Borrower may from time to time reborrow all or a portion of the amount repaid pursuant to any Reinvestment Temporary Repayment if (i) such borrowing complies with all the procedures for a Revolving Borrowing set forth in Section 2.03 and (ii) promptly upon the receipt of the proceeds of such Revolving Borrowing, the Borrower (A) reinvests such proceeds in accordance with the terms of the proviso in the definition of the term "Net Proceeds" or (B) applies such proceeds to the prepayment of Term Loans as provided in Section 2.11(b). So long as any portion of any Reinvestment Temporary Repayment has not been reborrowed, the Borrower shall not be entitled to borrow, and no Lender shall be entitled to make, Revolving Loans or Swingline Loans if after giving effect thereto the aggregate Revolving Exposure at such time would exceed an amount equal to (i) the aggregate amount of the Revolving Commitments at such time minus (ii) the aggregate amount of all Reinvestment Temporary Repayments that have not been reborrowed at such time.

               SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of June, September, December and March of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

               (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 3 of 1% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.
Accrued participation fees and fronting fees shall be payable on the last day of June, September, December and March of each year, commencing on the first such date to occur after the Effective Date, provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

               (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

               (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

               SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

               (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

               (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

               (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that (A) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

               (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

               SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

               (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

               (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

               SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

               (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank in respect thereof (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

               (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

               (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or
(b) of this Section (and setting forth the underlying calculations) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

               (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; and, provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

               SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(e) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense incurred by such Lender attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over
(ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section (and setting forth the underlying calculations) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

               SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

               (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

               (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (and setting forth the underlying calculations) delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

               (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

               (e) Any Foreign Lender and any Issuing Bank that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (together with the Foreign Lenders, the "Non-U.S. Lenders") shall, if such Non-U.S. Lender is entitled to an exemption from or reduction of withholding Tax under the laws of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Notwithstanding any other provision of this
Section 2.17, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.17(e) that such Non-U.S. Lender is not legally able to deliver.

               (f) If the Administrative Agent or a Lender (or transferee) determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this
Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise of such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (or transferee) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Administrative Agent or such Lender (or transferee), agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender (or transferee) in the event the Administrative Agent or such Lender (or transferee) is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.17(f) shall require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

               SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices set forth in Section 9.01 except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

               (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

               (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans or any other payment due hereunder resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply), provided that The Chase Manhattan Bank and its Affiliates (other than Sponsor and Persons Controlled by Sponsor) shall not be deemed to be Affiliates of Sponsor or any Person Controlled by Sponsor. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

               (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

               (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

               SECTION 2.19.  Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

               (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to
Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                  ARTICLE III

                         Representations and Warranties

               Each of Holdings and the Borrower represents and warrants to the Lenders that (it being understood that for purposes of the representations and warranties set forth in this Article III made on the Effective Date (and of all defined terms used in conjunction therewith), the Transactions shall be deemed to have been consummated immediately prior to the making of such representations and warranties):

               SECTION 3.01. Organization; Powers. Each of Holdings, the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

               SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by (and any payment of Transaction Costs to be made by) each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder or member action. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

               SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions and the payment of the Transaction Costs (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or, if not obtained or made, would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Holdings, the Borrower or any of the Subsidiaries or any order of any Governmental Authority, except, with respect to any violation of applicable law or regulation or any order of any Governmental Authority, to the extent any such violation would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings, the Borrower or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Borrower or any of the Subsidiaries, except to the extent any such violation, default or right would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien (other than any Lien expressly permitted by Section 6.02) on any asset of Holdings, the Borrower or any of the Subsidiaries, except Liens created under the Loan Documents.

               SECTION 3.04.  Financial Condition; No Material Adverse Change.
(a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statement of income, members' equity and cash flows (i) as of and for the year ending December 31, 1998, reported on by Ernst & Young, independent public accountants, and (ii) as of and for the period and the portion of the fiscal year ending April 3, 1999, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

               (b) The Borrower has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of April 3, 1999, prepared giving effect to the Transactions (and payment of the Transaction Costs) as if the Transactions (and payment of the Transaction Costs) had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Offering Memorandum for the Senior Subordinated Notes (which assumptions are believed by Holdings and the Borrower to be reasonable), (ii) is based on the best information available to Holdings and the Borrower after due inquiry, (iii) accurately reflects all adjustments necessary to give effect to the Transactions (and payment of the Transaction Costs) and (iv) presents fairly, in all material respects, the pro forma financial position of the Borrower and its consolidated Subsidiaries as of April 3, 1999 as if the Transactions (and payment of the Transaction Costs) had occurred on such date.

               (c) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions (and payment of the Transaction Costs), none of Holdings, the Borrower or any of the Subsidiaries has, as of the Effective Date, any contingent liabilities, unusual long-term commitments or unrealized losses, which contingent liabilities, unusual long-term commitments or unrealized losses could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (d) Since December 31, 1998, there has not occurred any event, condition or circumstance that has had or could reasonably be expected to result in a Material Adverse Effect.

               SECTION 3.05. Properties. (a) Each of Holdings, the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

               (b) Each of the Borrower and the Subsidiaries has complied with all material obligations under all leases to which it is a party and that are material to the Borrower and the Subsidiaries taken as a whole and all such leases are in full force and effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases in which a Borrower or a Subsidiary is a lessee.

               (c) Each of Holdings, the Borrower and the Subsidiaries owns, or is licensed or otherwise permitted to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by Holdings, the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

               (d) Schedule 3.05 sets forth the address of each real property that is owned or leased by the Borrower or any of the Subsidiaries as of the Effective Date after giving effect to the Transactions.

               (e) As of the Effective Date, neither Holdings, the Borrower nor any of the Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

               SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings, the Borrower or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

               (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, including any on-site (at any current or former facilities) or off-site releases of Hazardous Materials.

               (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or caused there to be a reasonable likelihood of, a Material Adverse Effect.

               SECTION 3.07. Compliance with Laws and Agreements. Except as set forth in Schedule 3.07, each of Holdings, the Borrower and each of the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

               SECTION 3.08. Investment and Holding Company Status. None of Holdings, the Borrower or any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

               SECTION 3.09. Taxes. Each of Holdings, the Borrower and each of the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that would be reasonably likely to result in a Material Adverse Effect.

               SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which Holdings, the

Borrower or any of the Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

               SECTION 3.12. Subsidiaries. Holdings does not have any subsidiaries other than the Borrower and the Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

               SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance that are due and payable have been paid.

               SECTION 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. The hours worked by and payments made to employees of Holdings, the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except where any such violations, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect. All material payments due from Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound.

               SECTION 3.15. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date (including immediately following the making of each Loan made on the Effective Date and the giving of effect to the application of the proceeds of such Loans) and payment of the Transaction Costs to be paid on the Effective

Date, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, unsecured, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, unsecured, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, unsecured, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

               SECTION 3.16. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Collateral Agent or financing statements are filed (covering certificated securities), the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person.

               (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

               (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person other than Liens expressly permitted by Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

               (d) The Mortgages are effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the appropriate offices, the Mortgages shall constitute a Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.

               SECTION 3.17. Federal Reserve Regulations. (a) Neither Holdings, the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

               (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

               SECTION 3.18. Year 2000 Compliance. To the best of Holdings's and the Borrower's knowledge, any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the computer systems of the Borrower and its Subsidiaries and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which systems of the Borrower and its Subsidiaries interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed in all material respects by September 30, 1999. To the best of Holdings's and the Borrower's knowledge, the cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect.

                                   ARTICLE IV

                                   Conditions

               SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans, of the Swingline Lender to make Swingline Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

               (a) The Agents (or their counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agents (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

               (b) The Agents shall have received a favorable written opinion (addressed to the Agents and the Lenders and dated the Effective Date) of each of (i) O'Sullivan Graev & Karabell, LLP, counsel for the Borrower, substantially in the form of Exhibit B, and (ii) local counsel in each jurisdiction where a Mortgaged Property is located, substantially in the form of Exhibit C, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

               (c) The Agents shall have received such documents and certificates as the Agents or their counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Agents and their counsel.

               (d) The Agents shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

               (e) The Agents shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

               (f) The Agents shall have received counterparts of the Pledge Agreement signed on behalf of Holdings, the Borrower and each Subsidiary Loan Party which is a party thereto, and the Collateral Agent shall have received certificates representing all the outstanding Equity Interests of the Borrower and each Subsidiary or Joint Venture owned by or on behalf of any Loan Party as of the Effective Date after giving effect to the Transactions (except that stock certificates representing shares of common stock of a Foreign Subsidiary may be limited to 65% of the outstanding shares of common stock of such Foreign Subsidiary), promissory notes evidencing all intercompany Indebtedness owed to any Loan Party by the Borrower or any Subsidiary as of the Effective Date after giving effect to the Transactions and stock powers or other instruments of transfer reasonably satisfactory to the Agents, endorsed in blank, with respect to such certificates representing Equity Interests and promissory notes.

               (g) The Agents shall have received counterparts of the Security Agreement signed on behalf of Holdings, the Borrower and each Subsidiary Loan Party, together with the following:

                   (i) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agents to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement; and

                   (ii) a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Agents that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

               (h) The Agents shall have received (i) counterparts of the Mortgage with respect to the Mortgaged Property signed on behalf of the leasehold owner of the Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company, insuring the Lien of the Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by
     Section 6.02, in form and substance reasonably acceptable to the Collateral Agent, together with such endorsements, coinsurance and reinsurance as the Collateral Agent or the Required Lenders may reasonably request, (iii) such surveys as may be required pursuant to the Mortgage or as the

     Administrative Agent or the Required Lenders may reasonably request, (iv) a copy of the original permanent certificate or temporary certificate of occupancy as the same may have been amended or issued from time to time, covering each improvement located upon the Mortgaged Property, that was required to have been issued by the appropriate Governmental Authority for such improvement and (v) written confirmation from the applicable zoning commission or other appropriate Governmental Authority stating that with respect to the Mortgaged Property its current use complies with existing land use and zoning ordinances, regulations and restrictions applicable to the Mortgaged Property.

               (i) The Administrative Agent shall have received (i) counterparts of the Parent Guarantee Agreement signed on behalf of Holdings, (ii) counterparts of the Subsidiary Guarantee Agreement signed on behalf of each Subsidiary Loan Party and (iii) counterparts of the Indemnity, Subrogation and Contribution Agreement signed on behalf of Holdings, the Borrower and each Subsidiary Loan Party.

               (j) The Administrative Agent shall have received evidence satisfactory to it that the insurance required by Section 5.07 is in effect.

               (k) The Recapitalization and the other Transactions shall be consummated simultaneously with the closing under the Loans in accordance with applicable law, the Recapitalization Agreement and all other related documentation (in each case without giving effect to any amendment or waiver not approved by the Agents) and on terms substantially consistent with those set forth in the preamble of this Agreement, and the Agents shall be satisfied that the Transaction Costs shall not exceed $9,915,000.

               (l) The Borrower shall have received not less than (i) $100,000,000 in gross cash proceeds from the issuance of the Senior Subordinated Notes and (ii) $31,415,000 in gross cash proceeds from the issuance of the Preferred Units. The terms and conditions of the Senior Subordinated Notes and the Preferred Units (including in each case terms and conditions relating to the interest rate, fees, amortization, maturity, covenants, events of default and remedies) and the provisions of the Senior Subordinated Notes Indenture shall be satisfactory to the Agents.

               (m) After giving effect to the Transactions and the other transactions contemplated hereby, Holdings, the Borrower and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (i) the Loans, (ii) the Senior Subordinated Notes, (iii) the Preferred Units and (iv) the Indebtedness set forth on Schedule 6.01 or otherwise permitted pursuant to Section 6.01(a).

               (n) There shall be no litigation or administrative proceeding that has had or is reasonably likely to have a Material Adverse Effect.

               (o) The Agents shall have received a solvency letter, in form and substance and from an independent valuation firm reasonably satisfactory to the Agents, together with such other evidence reasonably requested by the Agents, confirming the solvency of Holdings, the Borrower and the Subsidiaries on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby (including payment of the Transaction Costs).

               (p) The consummation of the Transactions and the other transactions contemplated hereby (including payment of the Transaction Costs) shall not (a) violate any applicable material law, statute, rule or regulation or (b) violate or result in a Default under any material agreement of Holdings, the Borrower or any Subsidiary, and the Agents shall have received one or more legal opinions to such effect, satisfactory to the Agents, from counsel to the Borrower satisfactory to the Agents.

               (q) All requisite material Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby (including payment of the Transaction Costs) to the extent required, and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby (including payment of the Transaction Costs).

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans, of the Swingline Lender to make Swingline Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on June 30, 1999 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

               SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, of the Swingline Lender to make a Swingline Loan on the occasion of any Swingline Borrowing and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

               (a) The representations and warranties of each Loan Party set forth in the Loan Documents qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date.

               (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

The making of a Loan on the occasion of each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                   ARTICLE V

                             Affirmative Covenants

               Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

               SECTION 5.01. Financial Statements and Other Information. Each of Holdings and the Borrower will furnish to the Administrative Agent and each
Lender:

               (a) within 100 days after the end of each fiscal year of Holdings, its audited consolidated balance sheet and related statements of operations, members' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

               (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, its consolidated balance sheet and related statements of operations, members' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

               (c) within 30 days after the end of each of (i) the five-week fiscal period ending on the date after the last day of the most recent fiscal quarter of Holdings then ended and (ii) the four-week fiscal period ended after such five-week fiscal period, its consolidated balance sheet and related statements of operations, members' equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

               (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Holdings
     (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12, 6.13 and 6.14 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

               (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

               (f) not later than 15 days following the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related projected statements of operations and cash flow, including projections of Consolidated EBITDA detailed on a quarterly basis, as of the end of and for such fiscal year) and, promptly when available, the final version of such budget and any significant revisions thereto;

               (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of such Commission, or with any national securities exchange, as the case may be; and

               (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Agents or any Lender may reasonably request.

               SECTION 5.02. Notices of Material Events. Holdings and the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

               (a) the occurrence of any Default;

               (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of an executive officer of Holdings or the Borrower, affecting Holdings, the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

               (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, the Borrower and the Subsidiaries in an aggregate amount exceeding $1,000,000; and

               (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

               SECTION 5.03. Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it with an aggregate book value in excess of $250,000 is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure (within the meaning of the Uniform Commercial Code (as defined in the Security Agreement)) or (iv) in any Loan Party's Federal Taxpayer Identification Number. Each of Holdings and the Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if Collateral with a fair market value in excess of $250,000 is damaged in any material respect or destroyed.

               (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of
Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower (i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section. Each certificate delivered pursuant to this Section 5.03(b) shall identify in the format of Schedule II, III, IV or V of the Security Agreement, all registered Intellectual Property of any Loan Party in existence on the date thereof and not then listed on such Schedules or previously so identified.

               SECTION 5.04. Existence; Conduct of Business. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

               SECTION 5.05. Payment of Obligations. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, pay (a) all material Taxes and other charges of any Governmental Authority imposed on it or any of its properties or assets or in respect of any of its franchises, business, income or property before any material penalty or interest accrues thereon and (b) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien (other than a Lien permitted under Section 6.02) upon any of the property or assets of Holdings, the Borrower or any of its Subsidiaries, prior to the time when any penalty or fine shall be incurred with respect thereto, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings,
(ii) Holdings, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (iv) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 5.06. Maintenance of Properties. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in reasonable working order and condition, ordinary wear and tear excepted.

               SECTION 5.07. Insurance. (a) Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, at all times maintain in full force and effect, with financially sound and reputable insurance companies (i) adequate insurance for its insurable properties, all to such extent and against such risks, including fire, casualty and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses operating in the same or similar locations, (ii) such other insurance as is required pursuant to the terms of any Security Document and (iii) liability and other insurance in at least such amounts and against at least such risks as are usually insured against by companies in the same or similar businesses, and in each case, will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

               SECTION 5.08. Casualty and Condemnation. (a) The Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any portion of any Collateral with a fair market value in excess of $250,000 or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

               (b) If any event described in paragraph (a) of this Section results in Net Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), the Administrative Agent is authorized to collect such Net Proceeds and, if received by Holdings, the Borrower or any Subsidiary, such Net Proceeds shall be paid over to the Administrative Agent, provided that (i) if the aggregate Net Proceeds in respect of such event (other than proceeds of business income insurance) are less than $250,000, such

Net Proceeds shall be paid over to the Borrower unless a Default has occurred and is continuing, and (ii) all proceeds of business income insurance shall be paid over to the Borrower unless a Default has occurred and is continuing. All such Net Proceeds retained by or paid over to the Administrative Agent shall be held by the Administrative Agent and released from time to time to pay the costs of repairing, restoring or replacing the affected property or funding expenditures for assets in the same business or any Related Business, in each case in accordance with the terms of the applicable Security Document, subject to the provisions of the applicable Security Document regarding application of such Net Proceeds during a Default.

               (c) If any Net Proceeds retained by or paid over to the Administrative Agent as provided above continue to be held by the Administrative Agent on the date that is 18 months after the receipt of such Net Proceeds, then such Net Proceeds shall be applied to prepay Term Borrowings as provided in Section 2.11(b).

               SECTION 5.09. Books and Records; Inspection and Audit Rights. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Agents or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

               SECTION 5.10. Compliance with Laws. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 5.11. Use of Proceeds and Letters of Credit. The proceeds of the Loans and each Letter of Credit will be used only for the purposes set forth in the preamble of this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

               SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, the Borrower will notify the Administrative Agent and the Lenders thereof and (a) if such Subsidiary is a Subsidiary Loan Party, the Borrower will cause such Subsidiary to become a party to the Subsidiary Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and each applicable

Security Document in the manner provided therein within three Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and (b) if any Equity Interests or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, the Borrower will cause such Equity Interests and promissory notes evidencing such Indebtedness to be pledged pursuant to the Pledge Agreement within three Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, shares of voting common stock of such Subsidiary to be pledged pursuant to the Pledge Agreement may be limited to 65% of the outstanding shares of voting common stock of such Subsidiary).

               SECTION 5.13. Further Assurances. (a) Each of Holdings and the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. Holdings and the Borrower also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

               (b) If any material assets (including any real property or improvements thereto (other than any individual real property or improvements with a fair market value not in excess of $250,000, provided that the aggregate fair market value of all real property or improvements excluded pursuant to this parenthetical shall in no event exceed $250,000 in the aggregate) or any interest therein other than leasehold interests in real property) are acquired by Holdings, the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

                                   ARTICLE VI

                               Negative Covenants

               Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

               SECTION 6.01. Indebtedness; Certain Equity Securities. (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

               (i) Indebtedness created under the Loan Documents;

               (ii) the Senior Subordinated Notes and the Guarantees thereof;

               (iii) Indebtedness existing on the date hereof and set forth in
     Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier final maturity date or decreased weighted average life thereof;

               (iv) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary, provided that Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.04;

               (v) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary, provided that Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04;

               (vi) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier final maturity date or decreased weighted average life thereof, provided that (A) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and

     (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed $7,500,000 at any time outstanding;

               (vii) Indebtedness of any Person that becomes a Subsidiary after the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed $7,500,000 at any time outstanding;

               (viii) unsecured Indebtedness not otherwise permitted hereunder in an aggregate principal amount not exceeding $7,500,000 at any time outstanding;

               (ix) Indebtedness under Hedging Agreements entered into in accordance with Section 6.07;

               (x) Indebtedness with respect to letters of credit, surety, appeal and performance bonds obtained by Holdings, the Borrower or any of its Subsidiaries in the ordinary course of business;

               (xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its incurrence; and

               (xii) unsecured Indebtedness of the Borrower or any Subsidiary, that is subordinated to the Obligations, assumed or incurred in connection with any Permitted Acquisition, provided that (A) the provisions subordinating such Indebtedness to the Obligations are reasonably satisfactory in all respects to the Agents, (B) the terms of such Indebtedness shall not provide for any maturity, amortization, sinking fund payment, mandatory redemption or other required repayment or repurchase of such Indebtedness (other than any required offer to repay or repurchase (x) with asset sale proceeds pursuant to customary arrangements providing that the Borrower or such Subsidiary, as the case may be, may (in lieu of making such offer) repay Indebtedness under this Agreement or
     (y) pursuant to "change of control" provisions that are no more restrictive than the analogous provisions contained in this Agreement), in each case prior to the Term Maturity Date (C) the covenants and events of default relating to such Indebtedness shall be no more restrictive than those contained in this Agreement and (D) the aggregate principal amount of such Indebtedness shall not exceed $10,000,000 in the aggregate at any time outstanding, provided further that, notwithstanding clause (D) above, the aggregate principal amount of such Indebtedness incurred by the Subsidiaries that are not Subsidiary Loan Parties shall not exceed $2,500,000 in the aggregate at any time outstanding;

               (b) Holdings will not create, incur, assume or permit to exist any Indebtedness, except:

               (i)  Indebtedness created under the Loan Documents;

               (ii) unsecured Guarantees by Holdings of Indebtedness of the Borrower or any Subsidiary permitted by clause (xii) of paragraph (a) of this Section that are subordinated to the Obligations, provided that (A) provisions subordinating such Guarantees to the Obligations are reasonably satisfactory in all respects to the Agents, (B) the terms of such Guarantees and the related Indebtedness shall not provide for any maturity, amortization, sinking fund payment, mandatory redemption or other required repayment or repurchase of such Indebtedness (other than any required offer to repay or repurchase (x) with asset sale proceeds pursuant to customary arrangements providing that the Borrower or such Subsidiary, as the case may be, may (in lieu of making such offer) repay Indebtedness under this Agreement or (y) pursuant to "change of control" provisions that are no more restrictive than the analogous provisions contained in this Agreement), in each case prior to the Term Maturity Date, (C) the covenants and events of default relating to such Guarantees and the related Indebtedness shall be no more restrictive than those contained in this Agreement and (D) the aggregate principal amount of such Guarantees shall not exceed $10,000,000 in the aggregate at any time outstanding, provided further that, notwithstanding clause (D) above, the aggregate principal amount of such Indebtedness incurred by the Subsidiaries that are not Subsidiary Loan Parties shall not exceed $2,500,000 in the aggregate at any time outstanding; and

               (iii) unsecured Indebtedness of Holdings, that is subordinated to the Obligations, incurred in connection with the repurchase of Equity Interests of Holdings or options to acquire Equity Interests of Holdings to the extent such Restricted Payments are permitted pursuant to Section 6.08(a) (iii) at the time of incurrence of such Indebtedness in an aggregate principal amount not to exceed in any fiscal year of Holdings $2,000,000 or $5,000,000 at any time outstanding, provided that (A) the provisions subordinating such Indebtedness to the Obligations are reasonably satisfactory in all respects to the Agents, (B) the terms of such Indebtedness shall not provide for any maturity, amortization, sinking fund payment, mandatory redemption or other required repayment or repurchase of such Indebtedness, in each case prior to the Term Maturity Date and (C) the covenants and events of default relating to such Indebtedness shall be no more restrictive than those contained in this Agreement.

               (c) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, issue any preferred Equity Interests (other than the Preferred Units), or be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Equity Interests of Holdings, the Borrower or any Subsidiary (provided that Holdings may be required to repurchase or redeem the Preferred Units to the extent required to do so by the Holdings Operating Agreement (as in effect on the Effective Date)) or any option, warrant or other right to acquire any such Equity Interests, except that Holdings may issue preferred Equity Interests as financing for or otherwise in connection with any Permitted Acquisition, provided that (A) the terms of such preferred Equity Interests shall not provide for any amortization, sinking fund payment, mandatory redemption, other required repayment or repurchase of, or other Restricted Payment with respect to, such preferred Equity Interests (other than any required offer to repay or repurchase pursuant to "change of control" provisions that are no more restrictive than the analogous provisions contained in this Agreement and Restricted Payments permitted by Section 6.08(a)(ii)), in each case prior to the Term Maturity Date and (B) any covenants and events of default relating to such preferred Equity Interests shall be no more restrictive than those relating to the Preferred Units contained in the Holding Operating Agreement as in effect on the Effective Date.

               SECTION 6.02. Liens. (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

               (i) Liens created under the Loan Documents;

               (ii) Permitted Encumbrances;

               (iii) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02, provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary except assets then being financed solely by the same financing source and (B) except as permitted under clause (D) of clause (v) of this Section, such Lien shall secure only those obligations that it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

               (iv) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, provided that
     (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be,
     (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary except assets then being financed solely by the same financing source and (C) except as permitted under clause (D) of clause (v) of this Section, such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

               (v) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, provided that (A) such security interests secure Indebtedness permitted by clause (vi) of Section 6.01(a), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 12 months after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and other fixed or capital assets then being financed solely by the same financing source and (D) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary except assets then being financed solely by the same financing source;

               (vi) Liens (other than those permitted by paragraphs (i) through (v) above) securing liabilities permitted hereunder in an aggregate amount not exceeding $1,000,000 at any time outstanding; and

               (vii) leases and subleases of real property and tangible personal property and licenses and sublicenses of intellectual property rights, in each case granted in the ordinary course of business and not interfering individually or in the aggregate (with all such licenses and subleases being taken as a whole) in any material respect with the conduct of the business of the Borrower and the Subsidiaries.

               (b) Holdings will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except Liens created under any of the Security Documents and Permitted Encumbrances.

               SECTION 6.03. Fundamental Changes. (a) Holdings and the Borrower will not and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary Loan Party in a transaction in which the surviving entity is a Subsidiary Loan Party, (iii) any Subsidiary that is not a Loan Party may merge into any Subsidiary that is not a Loan Party, (iv) any Subsidiary may merge into any other Person that becomes a Subsidiary Loan Party in connection with a Permitted Acquisition, (v) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (vi) the Merger Subsidiary may merge with Holdings if (A) the Merger Subsidiary is a wholly owned subsidiary of Holdings at the time of such merger, (B) the Merger Subsidiary is the surviving entity in such merger and (C) the consolidated net worth of the Merger Subsidiary following such merger is equal to or greater than that of Holdings immediately prior to such merger; provided, that, in each case, any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

               (b) Holdings will not engage in any business or activity other than the ownership of all the outstanding Equity Interests of the Borrower and activities incidental thereto; provided, that Holdings may form immediately prior to a merger permitted by Section 6.03(a)(vi) a subsidiary (the "Merger Subsidiary") that is a corporation organized under the laws of the United States of America, any State thereof or the District of Columbia for the sole purpose of merging Holdings into such Merger Subsidiary in accordance with, and to the extent permitted by, Section 6.03(a)(vi). Holdings will not own or acquire any assets (other than Equity Interests of the Borrower and the Merger Subsidiary, cash and Permitted Investments and other assets incidental to maintaining its existence and ownership of the foregoing assets) or incur any liabilities (other than liabilities under the Loan Documents, liabilities under certain employment agreements and other written employment arrangements, liabilities in respect of the Preferred Units, liabilities imposed by law, including Tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

               SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. (a) The Borrower will not, and will not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except, subject to clause (b) hereof:

                 (i) Permitted Investments;

                (ii) Permitted Acquisitions;

               (iii) investments existing on the date hereof and set forth on
     Schedule 6.04, to the extent such investments would not be permitted under any other clause of this Section;

               (iv) investments by the Borrower in the Equity Interests of the Subsidiaries, provided that (A) any such Equity Interests shall be pledged pursuant to the Pledge Agreement (subject to the limitations applicable to voting common stock of a Foreign Subsidiary referred to in Section 5.12) and (B) the amount of investments by the Borrower in Subsidiaries that are not Loan Parties shall not exceed $1,500,000 in the aggregate at any time outstanding;

               (v) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary, provided that (A) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement and (B) the aggregate amount outstanding at any time of all such loans and advances by Loan Parties to Subsidiaries that are not Loan Parties shall not exceed the greater of (I) $2,500,000 or (II) the aggregate amount paid (including any Indebtedness assumed in connection therewith) in connection with all Permitted Acquisitions involving assets located outside the United States of America or the Equity Interests of entities organized outside the United States of America from and after the date hereof (but not in excess of $10,000,000 during the term of this Agreement);

               (vi) Guarantees constituting Indebtedness permitted by Section 6.01, provided that the aggregate amount outstanding at any time of Indebtedness that is (A) outstanding with respect to Subsidiaries that are not Loan Parties and

     (B) Guaranteed by any Loan Party shall not exceed the greater of (I) $2,500,000 or (II) the aggregate amount paid (including any Indebtedness assumed in connection therewith) in connection with all Permitted Acquisitions involving assets located outside the United States of America or the Equity Interests of entities organized outside the United States of America from and after the date hereof (but not in excess of $10,000,000 during the term of this Agreement);

               (vii) loans or advances to employees, officers, directors or consultants of the Borrower and the Subsidiaries in their capacity as such, in an aggregate principal amount not to exceed $1,500,000 at any time outstanding except that loans to employees, officers, directors or consultants for the purpose of acquiring Equity Interests in Holdings the Net Proceeds of which Equity Interests are contributed to the capital of the Borrower or used to acquire Equity Interests in the Borrower shall not be subject to such limit;

               (viii) Hedging Agreements permitted under Section 6.07;

                 (ix) investments in Joint Ventures in an aggregate amount not to exceed $3,000,000 at any time outstanding;

                  (x) investments (including Equity Interests, obligations or other securities) received in connection with a bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, a debtor, arising in each case in the ordinary course of business;

                 (xi) extensions of trade credit in the ordinary course of business;

                (xii) investments constituting non-cash proceeds of any sale, transfer or other disposition permitted by Section 6.05;

               (xiii) investments of any Person existing at the time such Person becomes a Subsidiary or at the time such Person merges or consolidates with the Borrower or any of its Subsidiaries, in either case in compliance with the terms of this Agreement, provided that such investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such merger or consolidation;

               (xiv) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; and

                (xv) other investments in an aggregate amount not to exceed $1,000,000 at any time outstanding.

               (b) Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any of the Subsidiaries to, make any investments (by way of any loan, guarantee, capital contribution to, or purchase of stock, bonds, notes or other securities of or any assets constituting a business unit of, any Person or otherwise) outside the Permitted Business in an aggregate amount in excess of $5,000,000 during the term of this Agreement.

               SECTION 6.05. Asset Sales. The Borrower will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including Equity Interests (other than any such sale, transfer, lease or other disposition resulting from any casualty or condemnation of any assets of the Borrower or any of its Subsidiaries), nor will the Borrower permit any of its Subsidiaries to issue any additional Equity Interests, except:

               (a) sales of inventory, used or surplus tangible personal property and Permitted Investments in the ordinary course of business;

               (b) sales, transfers and dispositions to the Borrower or a Subsidiary, provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

               (c) any sale and lease-back transaction permitted pursuant to
     Section 6.06; and

               (d) sales, transfers and dispositions of assets (other than Equity Interests of a Subsidiary) that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (d) shall not exceed $5,000,000 during any fiscal year of the Borrower, provided that all sales, transfers, leases and other dispositions permitted hereby shall be made for fair value (as determined in good faith by the Board Managers, or if Holdings is then a corporation, its Board of Directors, in the case of any such sale, transfer, lease or other disposition in one or more related transactions for consideration in excess of $500,000) and for consideration at least 80% of which is (i) cash, (ii) in the form of properties or assets to be owned by the Borrower or any Subsidiary Loan Party for use in a Permitted Business or (iii) voting Equity Interests in one or more Persons engaged in a Permitted Business that are to become Subsidiary Loan Parties in connection with such transaction (provided that such transaction is a Permitted Acquisition). For purposes of this Section 6.05, the following shall be deemed to be cash: (a) the assumption of any liabilities of the Borrower or any Subsidiary Loan Party with respect to, and the release of the Borrower or such Subsidiary Loan Party from all liability in respect of, any Indebtedness of the Borrower or the Subsidiaries permitted hereunder (in the amount of such Indebtedness) in connection with a sale, transfer, lease or other disposition permitted under
Section 6.05 and (b) securities received by the Borrower or any Subsidiary Loan Party from the transferee that are immediately convertible into cash without breach of their terms or the agreement pursuant to which they were purchased and that are promptly converted by the Borrower or such Subsidiary Loan Party into cash.

               SECTION 6.06. Sale and Lease-Back Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred except for any such sale (made in connection with the corresponding lease-back of the relevant asset) of any fixed or capital assets acquired (or the construction of which is completed) after the Effective Date that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 180 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

               SECTION 6.07. Hedging Agreements. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

               SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) Holdings and the Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

               (i) (A) for so long as each of Holdings and the Borrower is treated as a pass-through entity for United States Federal income Tax purposes, each of Holdings and the Borrower may make Tax Distributions,
     (B) in the event that Holdings is not treated as a pass-through entity for United States Federal income Tax purposes, the Borrower may make dividends or distributions to Holdings in amounts equal to amounts required for Holdings to pay United States Federal, state and local income Taxes to the extent such income Taxes are attributable to the income of the Borrower and its consolidated Subsidiaries and (C) in the event that (I) Holdings is treated as a pass-through entity for United States Federal income Tax purposes and (II) the Borrower is not treated as a pass-through entity for United States Federal income Tax purposes, Holdings may make Tax Distributions;

               (ii) Holdings may make distributions with respect to its Equity Interests payable solely in additional Equity Interests of Holdings (other than preferred Equity Interests except to the extent permitted by 6.01(c));

               (iii) to the extent that no Default or Event of Default has occurred or is continuing or would be continuing after giving effect to such Restricted Payment, Holdings may repurchase or acquire its Equity Interests on the terms and subject to the limitations of, and only to the extent of any payment received under, clause (B) of paragraph (v) (or, to the extent permitted by Section 6.01(b)(iii), from the proceeds of the incurrence of subordinated Indebtedness of Holdings on the terms and subject to the limitations of clause (B) of paragraph (v));

               (iv) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests; and

               (v) the Borrower may make Restricted Payments to Holdings (but with respect to clause (B) below, only if no Default or Event of Default has occurred and is continuing or would be continuing after giving effect to such Restricted Payment) with respect to:

                   (A) payments, the proceeds of which shall be applied by Holdings directly to pay out-of-pocket expenses, for administrative, legal and accounting services provided by third parties that are reasonable and customary and incurred in the ordinary course of business for such professional services, or to pay franchise fees and similar costs and other customary costs and expenses of being a public company; provided, however, any such expenses shall not exceed an aggregate amount of $500,000 per fiscal year;

                   (B) payments, the proceeds of which will be used to repurchase Equity Interests of Holdings owned by former employees of the Borrower and its Subsidiaries or their assigns, estates and heirs, at a price not in excess of fair market value determined in good faith by the Board Managers (or if Holdings is then a corporation, the Board of Directors of Holdings), in an aggregate amount not in excess of $2,000,000 per annum, net of the proceeds received by Holdings as a result of any resales of any such Equity Interests plus any unused amounts from any immediately preceding fiscal year, provided that the aggregate amount of all such payments shall not exceed $5,000,000 during the term of this Agreement, net of the proceeds received by Holdings as a result of any resales of any such Equity Interests;

                   (C) payments, the proceeds of which will be used to pay any purchase price adjustment that the Borrower is required to pay to the Existing Shareholder in connection with the Recapitalization pursuant to Article III of the Recapitalization Agreement as in effect on the Effective Date; and

                   (D) payments, the proceeds of which will be used to pay fees in accordance with the terms of the Management Agreement in an aggregate amount not to exceed $250,000 during any fiscal year of the Borrower.

          (b) Holdings and the Borrower will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

                 (i) payment of Indebtedness created under the Loan Documents;

                (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted pursuant to Section 6.01(a);

               (iii) refinancings of Indebtedness to the extent permitted by
     Section 6.01; and

               (iv) payment of secured Indebtedness that becomes due as a result of any transfer not prohibited by this Agreement of the property or assets securing such Indebtedness.

               SECTION 6.09. Transactions with Affiliates. Holdings and the Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties (as determined in good faith by members of the Board of Managers having a majority of the voting power held by all disinterested members of the Board of Managers or if Holdings is then a corporation, by a majority of the Board of Directors of Holdings having a majority of the voting power held by all disinterested members of the Board of Directors of Holdings), (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08, (d) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees, consultants or agents of Holdings, the Borrower or any Subsidiary as determined in good faith by the Board of Managers (or if Holdings is then a corporation, the Board of Directors of Holdings), (e) any transactions undertaken pursuant to any contractual obligations in existence on the Effective Date (as in effect on the Effective
Date) and set forth on Schedule 6.09, (f) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, options to purchase Equity Interests of Holdings and equity ownership or participation plans approved by the Board of Managers (or if Holdings is then a corporation, its Board of Directors), (g) the grant of options (and the exercise thereof) to purchase Equity Interests of Holdings or similar rights to employees and directors of Holdings or the Borrower pursuant to plans approved by the Board of Managers (or if Holdings is then a corporation, its Board of Directors), (h) loans or advances to officers, directors or employees in the ordinary course of business permitted by Section 6.04(a)(vii), (i) the provision by Persons who may be deemed Affiliates or stockholders of Holdings or the Borrower (other than Sponsor and Person Controlled by Sponsor) of investment banking, commercial banking, trust, lending or financing, investment underwriting, placement agent, financial advisory or similar services to Holdings, the Borrower or any Subsidiary, (j)
(i) the existence or performance by the Borrower or any Subsidiary under any agreement as in effect as of the Effective Date or any amendment thereto or replacement agreement therefor or any transaction contemplated thereby (including pursuant to any amendment thereto or replacement agreement therefor) so long as such amendment or replacement is not more disadvantageous to the interests of the Lender in any material respect than the original agreement as in effect on the Effective Date and (ii) the execution, delivery and performance of the consulting agreement dated as of June 30, 1999, among Holdings, the Borrower and Charles T. Orsatti, provided that the amount payable to Mr. Orsatti pursuant to such agreement shall not exceed $250,000 during any fiscal year of the Borrower, (k) any tax sharing agreement or payments pursuant thereto among the Borrower and any Subsidiary and any other Person with which the Borrower or any Subsidiary is or could be part of a consolidated group for tax purposes, which payments are not in excess of the tax liabilities attributable solely to the Borrower and Subsidiaries (as a consolidated group), and (l) any contribution to the capital of the Borrower by Holdings or any purchase of Equity Interests of the Borrower by Holdings.

               SECTION 6.10. Restrictive Agreements. Holdings and the Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any class or series of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification that, taken as a whole with any simultaneous amendment or modification of any such restriction or condition, expands the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any property or assets of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of this Section shall not apply to customary provisions in leases, licenses and similar contracts restricting the subletting, assignment or transfer thereof, or any property or asset the subject thereof, (vi) clause (a) of this Section shall not apply to customary provisions in Joint Venture agreements and other similar agreements entered into by the Borrower or any Subsidiary in the ordinary course of business and (vii) clause (a) of this Section shall not apply to net worth provisions in leases and other agreements entered into by the Borrower or any Subsidiary in the ordinary course of business.

               SECTION 6.11. Amendment of Material Documents. (a) Holdings and the Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under or with respect to (i) their respective certificates of formation, limited liability company agreement (including the Holdings Operating Agreement and the Borrower Operating Agreement), certificates of incorporation, by-laws or other organizational documents, (ii) the Management Agreement, (iii) the Recapitalization Agreement, (iv) the Preferred Units, (v) the Senior Subordinated Notes or the Senior Subordinated Notes Indenture or (vi) the Members' Agreement, in each case other than amendments, modifications or waivers that would not reasonably be expected to adversely affect the interests of the Lenders (it being understood that if any question should arise as to the possible adverse nature of any such amendment, modification or waiver, Holdings or the Borrower may consult with the Agents and the Agents shall be entitled (but shall not be obligated) to determine, on behalf of the Lenders, whether such amendment, modification or waiver would violate this Section 6.11). Holdings and the Borrower will deliver to each Lender a copy of each such permitted amendment, modification or waiver promptly after the effectiveness thereof.

               SECTION 6.12. Capital Expenditures. (a) The Borrower will not permit the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries in any fiscal year to exceed the amount set forth below opposite such year, provided that if the Borrower or any consolidated Subsidiary has made any Permitted Acquisition or any sale, transfer, lease or other disposition of assets outside of the ordinary course of business permitted by Section 6.05 during the period of four consecutive fiscal quarters ending on any date during any fiscal year set forth below, the amount set forth below opposite such year shall be adjusted from and after the date of consummation of such Permitted Acquisition, sale, transfer, lease or other disposition of assets (i) by multiplying such amount, without giving effect to any increase thereto pursuant to paragraph (c) below, (the "Base Capex Amount") by the fraction of which the numerator is equal to Consolidated EBITDA for the four-fiscal-quarter period of the Borrower ending with the most recent fiscal quarter then ended (as adjusted in accordance with the second sentence of the definition of the term "Consolidated EBITDA" to give effect to such Permitted Acquisition, sale, transfer, lease or other disposition of assets) and the denominator of which is equal to budgeted Consolidated EBITDA for the same four-fiscal-quarter period of the Borrower, as set forth in the budgets delivered pursuant to Section 5.01(f) (other than any revisions delivered after the delivery of the budget for any year) and (ii) with respect to any Permitted Acquisition or any sale, transfer, lease or other disposition of assets outside of the ordinary course of business that is consummated in the same fiscal year in respect of which any adjustment pursuant to the preceding clause (i) is being made, subtracting from the amount calculated in accordance with the preceding clause (i) (the "Pro Forma Capex Amount") (or in the event that the Pro Forma Capex Amount is less than the Base Capex Amount, adding to the Pro Forma Capex Amount) an amount equal to (A) the portion of the excess of the Pro Forma Capex Amount over the Base Capex Amount attributable to such Permitted Acquisition, sale, transfer, lease or other disposition of assets (or in the event that the Pro Forma Capex Amount is less than the Base Capex Amount, the portion of the difference between the Pro Forma Capex Amount and the Base Capex Amount attributable to such Permitted Acquisition, sale, transfer, lease or other disposition of assets) multiplied by (B) the fraction of which the numerator is the number of days from and including the date such Permitted Acquisition, sale, transfer, lease or other disposition of assets is consummated to and including December 31 and the numerator of which is 365.

     Fiscal Year Ending                 Amount
     ------------------                 ------
             1999                      $7,000,000

             2000                      $5,800,000

             2001                      $5,800,000

             2002                      $5,800,000

             2003                      $5,800,000

             2004                      $5,800,000



               (b) Notwithstanding the foregoing paragraph (a), in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to paragraph (a) in any fiscal year is greater than the amount of Capital Expenditures made by the Borrower and its Subsidiaries during such fiscal year, 75% of such excess may be carried forward and utilized in the immediately succeeding fiscal year (it being understood and agreed that (i) no amount may be carried forward beyond the year immediately succeeding the fiscal year in which it arose and (ii) no portion of the carry-forward amount available in any fiscal year may be used until the entire amount of Capital Expenditures permitted to be made in such fiscal year (without giving effect to such carry-forward amount) shall have been made).

               (c) In the event that the Borrower or any Subsidiary makes any Capital Expenditures in connection with the construction or acquisition of any Location and the Borrower or any of its Subsidiaries consummates a sale and lease-back transaction with respect to such Location within 180 days after the earlier of (i) completion of the construction of such Location and (ii) receipt of the certificate of occupancy with respect thereto, the amount of Capital Expenditures set forth in paragraph (a) for the fiscal year of the Borrower in which the Borrower or its Subsidiaries receive the Net Proceeds from such sale and lease-back transaction shall be increased by an amount equal to the lesser of (A) the amount of such Net Proceeds or (B) the amount of Capital Expenditures made with respect to such Location during the same and all prior fiscal years ending on or after December 31, 1999.

               (d) In addition to the Capital Expenditures permitted pursuant to paragraph (a) of this Section 6.12, the Borrower and the Subsidiaries may make additional Capital Expenditures (which shall not be counted towards the amounts set forth in paragraph (a) of this Section 6.12) consisting of the investment of cumulative Excess Cash Flow generated during fiscal years ending on or after December 31, 1999 and not required to be applied pursuant to
Section 2.11(c), provided that any prepayments required by Section 2.11(c) shall have been made. No portion of the amounts for Capital Expenditures available in any fiscal year under this paragraph (d) may be used until the entire amount of Capital Expenditures permitted to be made in such fiscal year pursuant to paragraphs (a), (b) and (c) of this Section shall have been made.

               SECTION 6.13. Leverage Ratio. The Borrower will not permit the Leverage Ratio as of any date during any period set forth below to be in excess of the ratio set forth below opposite such period:

               Period                             Ratio
               ------                             -----
     December 31, 1999 through June 29, 2000          5.75

     June 30, 2000 through December 30, 2000          5.50

     December 31, 2000 through December 30, 2001      5.00

     December 31, 2001 through December 30, 2002      4.50

     December 31, 2002 through December 30, 2003      4.00

     December 31, 2003 and thereafter                 3.50


               SECTION 6.14. Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any four-fiscal-quarter period ending during any period set forth below to be less than the ratio set forth below opposite such period:

               Period                             Ratio
               ------                             -----
     December 31, 1999 through December 30, 2000      1.50

     December 31, 2000 through December 30, 2001      1.60

     December 31, 2001 through December 30, 2002      1.80

     December 31, 2002 through December 30, 2003      2.10

     December 31, 2003 and thereafter                 2.50

               SECTION 6.15. Changes in Fiscal Periods . Each of Holdings and the Borrower will not, and will not permit any Subsidiary to, change its fiscal year or its method of determining fiscal quarters without the prior written approval of the Agents.

                                  ARTICLE VII

                               Events of Default

               If any of the following events ("Events of Default") shall occur:

               (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

               (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
     (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

               (c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect, or in the case of any representation or warranty not qualified as to materiality, incorrect in any material respect, when made or deemed made;

               (d) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of Holdings or the Borrower) or 5.11 or in
     Article VI;

               (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

               (f) Holdings, the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, including any applicable grace period;

               (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of, or casualty or condemnation affecting, the property or assets securing such Indebtedness;

               (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

               (i) Holdings, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

               (j) Holdings, the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

               (k) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against Holdings, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, the Borrower or any Subsidiary to enforce any such judgment;

               (l) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, the Borrower or any Subsidiary or any combination thereof in an aggregate amount exceeding (i) $500,000 in any year or (ii) $1,000,000 for all periods;

               (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral with a fair market value in excess of $500,000, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement; or

               (n) a Change of Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause(h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                            The Administrative Agent

               Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

               The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

               The Administrative Agent shall not have any duties or
obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Borrower or a Lender, and
the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with any Loan Document, (b) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (c)
the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (d) the validity, enforceability, effectiveness or genuineness of any
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                                                                              99

Loan Document or any other agreement, instrument or document or (e) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

               The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

               The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

               Subject to the appointment and acceptance of a successor the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent that shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

               Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                 Miscellaneous

               SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (a) if to Holdings or the Borrower, to it at 2985 Scott Street, Vista, California 92083, Attention of Chief Financial Officer (Telecopy No. 760-734-3536) with a copy to Chase Capital Partners, 380 Madison Avenue - 12th Floor, New York, NY 10017, Attention of John Daileader (Telecopy No. 212-622-3101);

               (b) if to the Administrative Agent or the Collateral Agent, to First Union National Bank, Syndication Agency Services, One First Union Center, 4th Floor, 301 South College Street, Charlotte, NC 28288-0680, Attention of Kevin Stephens (Telecopy No. 704-383-0288) with a copy to Paul Solitario (Telecopy No. 704-383-9144);

               (c) if to the Issuing Bank, to The Chase Manhattan Bank, 55 Water Street, 17th Floor, Room 1708, New York, New York 10041, Attention of Standby LC Department (Telecopy No. 212-363-5656) with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Stephen Rochford (Telecopy No. 212-270-3279);

               (d) if to the Swingline Lender, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Concetta Prainito (Telecopy No. 212-552-7500) with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Stephen Rochford (Telecopy No. 212-270-3279); and

               (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

               SECTION 9.02. Waivers; Amendments. (a) No failure or delay by any Agent, the Issuing Bank, the Swingline Lender or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank, the Swingline Lender and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender, the Swingline Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

               (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent (or, if applicable, the Collateral Agent) and the Syndication Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or
(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of the term "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release Holdings or any Subsidiary Loan Party from its Guarantee under the applicable Guarantee Agreement (except as expressly provided in such Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, except for any Collateral sold or otherwise transferred in accordance with the terms of this Agreement, or (viii) change the allocation among the Lenders of any optional or mandatory prepayments of the Loans set forth in Sections 2.10(d) and 2.11(e) without the written consent of each Lender affected thereby and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Syndication Agent, the Swingline Lender or the Issuing Bank without the prior written consent of the Administrative Agent, the Collateral Agent, the Syndication Agent, the Swingline Lender or the Issuing Bank, as the case may be.

               SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Syndication Agent and their respective Affiliates (other than Sponsor and Person Controlled by Sponsor), including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Syndication Agent, the Issuing Bank, the Swingline Lender or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, the Syndication Agent, the Issuing Bank, the Swingline Lender or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of

Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

               (b) The Borrower shall indemnify the Administrative Agent, the Collateral Agent, the Syndication Agent, the Issuing Bank, the Swingline Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby (including payment of the Transaction Costs),
(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings, the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to Holdings, the Borrower or any of the Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee) or to the extent such damages constitute special, indirect or consequential damages (as opposed to direct or actual damages), and provided, further, that, for purposes of the foregoing proviso, The Chase Manhattan Bank and its Affiliates (other than Sponsor and Persons Controlled by Sponsor) shall not be deemed to be Affiliates of Sponsor or any Person Controlled by Sponsor.

               (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, the Syndication Agent, the Issuing Bank or the Swingline Lender under paragraph
(a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Syndication Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Syndication Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

               (d) To the extent permitted by applicable law, Holdings and the Borrower shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, payment of the Transaction Costs, any Loan or Letter of Credit or the use of the proceeds thereof.

               (e) All amounts due under this Section shall be payable promptly after written demand therefor.

               SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that each of Holdings and the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Holdings or the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Syndication Agent, the Issuing Bank, the Swingline Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

               (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), provided that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

               (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Holdings, the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Swingline Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed

Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

               (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall be solely responsible for any withholding Taxes or any filing or reporting requirements relating to such Participant and (iv) Holdings, the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso (other than clause (vii) thereof) to Section 9.02(b) that affects such Participant.
Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.18(c) as though it were a Lender.

               (f) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless this restriction is waived by the Borrower.

               (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

               SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, the Issuing Bank, the Swingline Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

               SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the Syndication Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Syndication Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

               SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

               SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

               SECTION 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Borrower or its properties in the courts of any jurisdiction.

               (c) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby
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                                                                             109

irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

               SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

               SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

               SECTION 9.12. Confidentiality. Each of the Agents, the Issuing Bank, the Swingline Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors, and to any direct or indirect contractual counterparty in swap agreements or to such contractual counterparty's professional advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that, to the extent reasonably practicable and not prohibited by applicable laws or regulations or by any judicial or administrative order, such Person will provide the Borrower with prior notice of such disclosure, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, the Issuing Bank, the Swingline Lender or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower. For the purposes of this Section, the term "Information" means all information received from Holdings or the Borrower relating to Holdings or the Borrower or its business, other than any such information that is available to any Agent, the Issuing Bank, the Swingline Lender or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

               SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                          DJ ORTHOPEDICS LLC,

                            by
                               / s / Cyril Talbot III
                               -------------------------------------------------
                               Name: Cyril Talbot III
                               Title: VP, CFO, and Secretary



                          DONJOY, L.L.C.,

                            by
                                    / s / Cyril Talbot III
                               -------------------------------------------------
                               Name: Cyril Talbot III
                               Title: VP, CFO, and Secretary


                          FIRST UNION NATIONAL BANK,
                          individually and as Administrative Agent and Collateral Agent,

                            by
                               / s / J. Matt MacIver Jr.
                               ------------------------------------------------
                               Name: J. Matt MacIver Jr.
                               Title: Vice President



                          THE CHASE MANHATTAN BANK,
                          individually and as Syndication Agent, Issuing Bank and Swingline Lender,

                            by
                               / s / Stephen P. Rochford
                               --------------------------------------------
                               Name: Stephen P. Rochford
                               Title: Vice President

                          AMSOUTH BANK,

                            by
                            / s / Joseph B. Hutson
                            ----------------------------------------
                            Name: Joseph B. Huston
                            Title:   Attorney-In-Law

                            BANK AUSTRIA
                            CREDITANSTALT CORPORATE
                            FINANCE, INC,

                            by
                            / s /  Greg Roux
                            -------------------------------------------
                            Name: Greg Roux
                            Title:   Vice President

                            by
                             / s / Jack R. Bertges
                             --------------------------------------------
                            Name: Jack R. Bertges
                            Title: Senior Vice President

                            BANKBOSTON, N.A.,

                            by
                            / s / Christopher J. Wickles
                            -------------------------------------------
                            Name: Christopher J. Wickles
                            Title:  Vice President


                            BANK LEUMI USA,

                            by
                            / s / Del Lorimer
                            -----------------------------------------------
                            Name: Del Lorimer
                            Title:   VP/MGR Corporate Finance


                            FLEET CAPITAL
                            CORPORATION,

                            by
                            / s / Mark D. Newlun
                            ------------------------------------------

                            Name: Mark D. Newlun
                            Title:   Senior Vice President



                            FIRST SECURITY BANK, N.A.,

                            by
                          / s /  Richard I. Polver
                          ------------------------------------------------
                          Name: Richard I. Polver
                            Title:  Executive Vice President


                            THE PROVIDENT BANK,
                            by
                            / s / Thomas W. Doe
                            ------------------------------------------
                            Name: Thomas W. Doe
                            Title:   Vice President


                            PROVIDENT BANK OF MARYLAND,

                            by
                            / s / Jennifer D. Patton
                            -------------------------------------
                            Name: Jennifer D. Patton
                            Title:  Assistant Vice President